UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report   June 27, 1995
               ----------------


                              JAYARK CORPORATION
                        -------------------------------

             (Exact name of registrant as specified in its charter)

     DELAWARE                0-3255               13-1863419
- -------------------------------------------------------------------

(State or other jurisdiction of incorporation)   (Commission File Number)
     (I.R.S.Employer Identification No.)

                  POST OFFICE BOX 741528, HOUSTON, TEXAS 77274
                  --------------------------------------------

       (Address of principal executive offices )              (Zip Code)

                                   713-783-9184
              ---------------------------------------------------

              (Registrant's telephone number, including area code)

 (Former name,  former address and fiscal year,  if changed since last report.)



ITEM 2.   ACQUISITION OF ASSETS


                               Jayark Corporation
                            Form 8-K - June 27, 1995


     On June 27, 1995, LCL International Traders, Inc., a wholly owned subsidiary of Jayark Corporation (the ``ompany''), completed the acquisition of substantially all the assets and business of a group of affiliated companies engaged in the import and distribution of seasonal and promotional merchandise. The sellers, located in Hong Kong and Central Islip, New York, have operated under the trade names ``iberty Bell Christmas'', ``Ivy Mar'', ``reative Home Products''and ``Award Manufacturing''. LCL International Traders, Inc. acquired these trade names as part of the transaction.

     Consideration paid by LCL International Traders, Inc. included: $3,000,000 cash; a $3,000,000 `zero coupon'' note of LCL International Traders, Inc.; 1,000,000 newly issued, restricted shares of Jayark Corporation common stock; assumption of approximately $3,482,000 of scheduled liabilities of the sellers; and a contingent future additional cash payment equal to 25% of the net income of LCL International Traders, Inc. in excess of $500,000, if any, for the year May 31, 1996.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of business acquired. It is impracticable to provide the required financial statements for the acquired business at this time. The required financial statements shall be filed as soon as practicable, but not later than September 11, 1995.


                                  Page: 2 of 5


                               Jayark Corporation
                            Form 8-K - June 27, 1995


     (b) Pro forma financial information. It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information shall be filed as soon as practicable, but not later than September 11, 1995.

     (c)  Exhibits.

     (2)(a) Asset Purchase Agreement, dated June 5, 1995, among LIB-Com Ltd., Liberty Bell Christmas, Inc., Ivy Mar Co., Inc., Creative Home Products, Inc., and Liberty Bell Christmas Realty, Inc. as the sellers and LCL International Traders, Inc. as the buyer.

     (2)(b) Asset Purchase Agreement, dated June 5, 1995, between Award Manufacturing Corporation as the seller, and LCL International Traders, Inc., as the buyer.

     (2)(c) Guarantee Agreement, dated June 5, 1995, by Award Manufacturing Corporation in favor of LCL International Traders, Inc.

     (2)(d) Guarantee Agreement, dated June 5, 1995, by LIB-Com Ltd., Liberty Bell Christmas, Inc., Ivy Mar Co., Inc., Creative Home Products, Inc., and Liberty Bell Christmas Realty, Inc. in favor of LCL International Traders, Inc.



                                  Page: 3 of 5


                               Jayark Corporation
                            Form 8-K - June 27, 1995

     (2)(e) Promissory Note of LCL International Traders, Inc., due July 29, 1998, payable to the order of Commerzbank AG, Hong Kong Branch.

     (2)(f) Confirmation Letter agreement, dated June 22, 1995, among Citibank, N.A., Commerzbank AG, Bayerische Vereinsbank AG, LCL International Traders, Inc., and Jayark Corporation.

     (99)(a) Factoring Agreement dated June 23, 1995, between LCL International Traders, inc. and The CIT Group/Commercial Services, Inc.

     (99)(b) Inventory Security Agreement dated June 23, 1995, between LCL International Traders, Inc. and The CIT Group/Commercial Services, Inc.

     (99)(c) Letter Agreement dated June 23, 1995, between LCL International Traders, Inc. and The CIT Group/Commercial Services, Inc.

     (99)(d) Letter Agreement dated June 23, 1995, between LCL International Traders, Inc. and The CIT Group/Commercial Services, Inc., Liberty Bell Christmas, Inc., Ivy Mar Co., Inc., and Creative Home Products, Inc.





                                  Page: 4 of 5


                               Jayark Corporation
                            Form 8-K - June 27, 1995

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



JAYARK CORPORATION
- ------------------


Registrant


By:  /s/ Clay Whitehead                      Date:      June 27, 1995
     -------------------------                         --------------


     Clay Whitehead, Controller,
     Chief Financial Officer












                            ASSET PURCHASE AGREEMENT

                                     AMONG

                                 LIB-COM LTD.,
                         LIBERTY BELL CHRISTMAS, INC.,
                               IVY MAR CO., INC.,
                       CREATIVE HOME PRODUCTS, INC., AND
                      LIBERTY BELL CHRISTMAS REALTY, INC.

                                 AS THE SELLERS

                                      and

                        LCL INTERNATIONAL TRADERS, INC.

                                  AS THE BUYER

                                  JUNE 5, 1995


- ----------------------------------------------------------------------------
                        TABLE OF CONTENTS
                        -----------------

                                                             Page
                                                             ----


1.   Sale of Assets...........................................  1
     1.1  Assets to be Sold...................................  1
     1.2  Excluded Assets.....................................  3
     1.3  Instruments of Conveyance...........................  3

2.   Assumption of Business Liabilities.......................  4
     2.1  No General Assumption of Liabilities by the Buyer...  4
     2.2  Assumed Liabilities.................................  4
     2.3  Instruments of Assumption...........................  4

3.   Purchase Price...........................................  5
     3.1  Purchase Price......................................  5
     3.2  Purchase Price Subject to Offset....................  5
     3.3  Allocation of Purchase Price........................  5

4.   Closing..................................................  5

5.   Representations and Warranties of the Sellers............  6
     5.1  Due Incorporation and Qualification.................  6
     5.2  Subsidiaries........................................  6
     5.3  Records of the Sellers..............................  6
     5.4  Tax Matters.........................................  6
     5.5  Lawsuits............................................  7
     5.6  Authority to Execute and Perform Agreements; Required Consents
           7
     5.7  Real Estate.........................................  8
     5.8  Employee Benefits...................................  8
     5.9  No Broker...........................................  9
     5.10 Title...............................................  9
     5.11 Compliance with Laws; Illegal Payments..............  9
     5.12 Licenses and Permits................................  9
     5.13 Labor Matters; Collective Bargaining Agreements..... 10
     5.14 Bulk Sales Matters.................................. 10
     5.15 Special Relationships and Arrangements.............. 10
     5.16 Due Diligence Matters............................... 10
     5.17 Representations and Warranties of the Sellers Regarding
          Acceptance of and Investment in the Shares and the Promissory
          Note................................................ 11

6.   Representations and Warranties of the Buyer.............. 12
     6.1  Incorporation and Authority of the Buyer............ 12
     6.2  No Conflict......................................... 12
     6.3  Consents and Approvals.............................. 12
     6.4  Absence of Litigation............................... 13
     6.5  No Broker........................................... 13
     6.6  Acknowledgement Regarding Financial Information..... 13
     6.7  Other Information................................... 13

7.   Covenants and Agreements................................. 14
     7.1  Conduct of Business Prior to the Closing............ 14
     7.2  Access to Information............................... 15
     7.3  Regulatory and Other Authorizations; Consents....... 16
     7.4  Employee Matters.................................... 16
     7.5  Expenses of Sale.................................... 18
     7.6  Books and Records; Post-Closing Cooperation......... 18
     7.7  Treatment of Certain Merchandise Orders............. 19
     7.8  Further Assurances.................................. 19
     7.9  Payment of Liabilities.............................. 19
     7.10 Corporate Names..................................... 19
     7.11 Confidentiality..................................... 19
     7.12 Exclusive Dealing................................... 19

8.   Conditions Precedent to the Obligations of the Sellers to Close   19
     8.1  Representations and Warranties; Covenants........... 20
     8.2  No Order............................................ 20
     8.3  Consents............................................ 20
     8.4  Delivery of Closing Documents and Purchase Price.... 20

9.   Conditions Precedent to the Obligations of the Buyer to Close     21
     9.1  Due Diligence Schedule; Representations and Warranties;
          Covenants........................................... 21
     9.2  No Order............................................ 21
     9.3  Consents............................................ 21
     9.4  Approval of Board of Directors...................... 22
     9.5  Financing........................................... 22
     9.6  Delivery of Closing Documents....................... 22
     9.7  Evidence of Satisfaction of the Sellers' Obligations 22
     9.8  Change of Names..................................... 22

10.  Indemnification.......................................... 23
     10.1 Survival of Representations and Warranties of the Parties    23
     10.2 Obligation of the Sellers To Indemnify.............. 23
     10.3 Obligation of the Buyer To Indemnify................ 24
     10.4 Notice and Resolution of Claims..................... 24
     10.5 Defense of Third Party Claims....................... 24
     10.6 Payment............................................. 24
     10.7 Limits on Indemnification; Determining Amount of Loss 24
     10.8 Offsets; Mitigation................................. 25

11.  Miscellaneous............................................ 26
     11.1 Public Announcements................................ 26
     11.2 Notices............................................. 26
     11.3 Entire Agreement.................................... 27
     11.4 Waivers and Amendments.............................. 27
     11.5 Governing Law....................................... 27
     11.6 Assignment.......................................... 28
     11.7 Severability........................................ 28
     11.8 Variations in Pronouns.............................. 28
     11.9 Due Diligence Schedule.............................. 28
     11.10...............................................Headings      28
     11.11...........................No Third-Party Beneficiaries      28
     11.12...........................................Counterparts      28


               CONTENTS OF DUE DILIGENCE SCHEDULE


Section 1.1..............................Certain Purchased Assets
Section 1.2.......................................Excluded Assets
Section 2.2...................................Assumed Liabilities
Section 5.1..........................Qualification; Jurisdictions
Section 5.2..........................................Subsidiaries
Section 5.4...........................................Tax Matters

Section 5.5..............................................Lawsuits
Section 5.6.....................................Required Consents
Section 5.8.....................................Employee Benefits
Section 5.10.....................................Title Exceptions
Section 5.13.....................Collective Bargaining Agreements
Section 5.16................................Due Diligence Matters
Section 7.4................................Employee Benefit Plans
Section 7.7....................................Merchandise Orders

                            EXHIBITS

Exhibit A.........................................Promissory Note
Exhibit B.......................................Release Agreement
Exhibit C...........................Supplemental Letter Agreement
Exhibit D..................................Confirmation Agreement


Pursuant to Item 601(b)(2) of Regulation S-K, the registrant has omitted schedules (or similar attachments) to this document. The registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.
                    ASSET PURCHASE AGREEMENT
                    ------------------------




     This ASSET PURCHASE AGREEMENT dated June 5, 1995 (this "Agreement") by and
                                                             ---------

among LIB-COM LTD., a Delaware corporation ("LIB-Com"), LIBERTY BELL CHRISTMAS,
                                             -------
INC., a Delaware corporation ("Liberty Bell"), IVY MAR CO., INC. a Delaware
                               ------------

corporation ("Ivy Mar"), CREATIVE HOME PRODUCTS, INC., a Delaware corporation
              -------

("Creative"), and LIBERTY BELL CHRISTMAS REALTY, INC., a New York corporation
  --------

("Realty," and together with LIB-Com, Liberty Bell, Ivy Mar, and Creative,
  ------

collectively referred to as the "Sellers", and each individually referred to as
                                 -------

a "Seller"), and LCL INTERNATIONAL TRADERS, INC., a Delaware corporation (the
   ------

"Buyer") that is wholly owned by JAYARK CORPORATION, a Delaware corporation,
 -----


                          WITNESSETH :
                          ----------


     WHEREAS, the Sellers are engaged in the business of purchasing, importing and marketing various seasonal and other merchandise items, in selling such items at wholesale, and in acting as a sourcing agent with respect to such items (such business being herein collectively referred to as the "Business"); and
                                                             --------


     WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, substantially all of the assets that are used to conduct the Business, and the Sellers desire to transfer to the Buyer, and the Buyer has agreed to assume, certain liabilities of the Sellers relating to the Business, all pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1.   SALE OF ASSETS

     1    ASSETS TO BE SOLD Except as otherwise provided in Section 1.2 below,
                                                            -----------

at the Closing (as defined in Section 4 below) the Sellers shall grant, convey,
                              ---------

sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and receive, all of the Sellers' rights, properties, assets, claims, goodwill, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located which are used in or are related to the Business (collectively, the "Purchased Assets"), which shall include,
                                    ----------------

without limitation, the following as of the Closing Date (as defined in
Section 4 below):
- ---------


     (i) all of the Sellers' accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York), including but not limited to those accounts listed or otherwise identified in Section 1.1(i) of the Due Diligence Schedule (as described in more detail in Section 7.2 and 9.1 hereof), and all
                                      -----------     ---

          rights (including all rights of rescission, replevin, reclamation and stoppage in transit, and rights to returned, reclaimed or repossessed goods) with respect thereto and all proceeds thereof (collectively, the "Accounts Receivable");
               -------------------


     (ii) all of the Sellers' inventories, including finished goods and supplies that are held for sale or are used or intended for use in connection with the Business, and including but not limited to goods in transit from suppliers or manufacturers, goods warehoused by any of the Sellers or by third parties, and goods held by third parties on consignment as of the Closing Date, including but not limited to those inventories listed or otherwise identified in Section 1.1(ii) of the Due Diligence Schedule (collectively, the "Inventory");
                                                     ---------


     (iii) all of the Sellers' fixed assets, including but not limited to fixtures, machinery, equipment, tools, furniture, furnishings, plant and office equipment, leasehold improvements and vehicles, including but not limited to those fixed assets listed or otherwise identified in Section 1.1(iii) of the Due Diligence Schedule;

     (iv) all prepaid rent, prepaid property taxes, prepaid supplies, advances and other prepaid expenses and deposits of the Sellers which will not be accounted for as an expense of the Business until after the Closing Date, including but not limited to those items listed or otherwise identified in Section 1.1(iv) of the Due Diligence Schedule;

     (v) all of the Sellers' rights in and under leases, licenses, permits, contracts, purchase and sale orders, quotations and other agreements relating to the Business to which any of the Sellers is a party or in which any of the Sellers has any interest on the Closing Date and (A) which shall be listed in Section 1.1(v), 7.4 or 7.7 of the Due Diligence Schedule or (B) which are expressly assumed by Buyer by Buyer's delivery to Sellers prior to the Closing Date of a written notice to that effect (collectively, the "Assumed Contracts");
                                                    -----------------

     (vi) all advertising and promotional materials, customer lists, credit information, cost and pricing information, supplier lists, business plans, reference and sales catalogs, computer programs, databases, electronic data processing software and other similar property, information and rights (including any and all proprietary information) relating to the Business;

     (vii) all technology, trade secrets, know-how and other similar data or information (including any and all proprietary information) owned by the Sellers and relating to the Business;

     (viii) all issued patents, trademark and service mark registrations, copyrights, trade names, confidential information, logos and similar rights, and other intellectual property rights owned by the Sellers and relating to the Business, and all pending applications for pat-ents, trademarks, service marks, copyrights, trade names, logos and similar rights or registrations owned by Sellers and relating to the Business; and

     (ix) all of the Sellers' cash and cash equivalents, including but not limited to bank accounts, funds in transit or in the process of collection, certificates of deposit, instruments and securities (other than stock of subsidiaries).

     2    EXCLUDED ASSETS Anything in Section 1.1 to the contrary
                                      -----------

notwithstanding, there shall be excluded from the meaning of the term "Purchased Assets" and from the assets, properties, rights and business to be transferred and sold to the Buyer at the Closing hereunder the following (collectively, the "Excluded Assets"):
 ---------------


     (i)       cash permitted to have been expended pursuant to Section 7.1(iii)
                                                                ----------------

          between June 1, 1995 and the Closing Date but that has not been so expended as of the Closing Date, provided that any such cash shall be Excluded Assets only if and to the extent applied for the purposes referred to in Section 7.1(iii);
                         ----------------


     (ii) those assets, properties, claims and rights as shall be set forth in Section 1.2 of the Due Diligence Schedule;

     (iii) all accounts receivable of the Sellers from Asia Pacific Industries Corp., A.P. Trading Ltd. and its subsidiaries including, without limitation, Am-World Co., Ltd., and account debtors in bankruptcy as of the date hereof;

     (iv) all refunds and receivables from tax returns filed or to be filed by the Sellers;

     (v) all tax returns, corporate minutes, seals and stock books of the Sellers; and

     (vi) all recoveries under pending litigation, and from those bankruptcy or insolvency proceedings of account debtors listed in
          Section 1.2 of the Due Diligence Schedule.

     3    INSTRUMENTS OF CONVEYANCE.  In order to effectuate the grant, conveyance, sale, assignment, transfer and delivery contemplated by Section 1.1
                                                                    -----------

above, the Sellers will execute and deliver at the Closing a Bill of Sale and Assignment in customary form and substance reasonably satisfactory to Buyer and Sellers (the "Bill of Sale and Assignment"), dated the Closing Date, and at the
              ---------------------------

Closing and thereafter from time to time as reasonably requested by the Buyer or the Sellers such other bills of sale, vehicle registration transfers and other documents or instruments of assignment, transfer or conveyance (collectively, including the Bill of Sale and Assignment, referred to herein as the "Conveyance
                                                                      ----------

Documents") as shall be effective to vest in or confirm to the Buyer good and
- ---------

marketable title to the Purchased Assets.

     2.   ASSUMPTION OF BUSINESS LIABILITIES

     1    NO GENERAL ASSUMPTION OF LIABILITIES BY THE BUYER.  Except for the
Assumed Liabilities as defined in and as set forth in Section 2.2 and except as
                                                      -----------

otherwise disclosed in the Due Diligence Schedule, Sellers shall transfer the Purchased Assets to Buyer free and clear of all liabilities, claims, charges, liens, security interests and encumbrances and without any assumption by Buyer of any liabilities or obligations of any of the Sellers; and specifically, but without limiting any of the foregoing, Buyer shall not assume or in any way be liable or responsible for the following (which, with all other liabilities and obligations of Sellers that are not expressly assumed by Buyer hereunder, are collectively referred to as the "Excluded Liabilities"):
                                 --------------------
     (i) any liability or obligation of the Sellers arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby;

     (ii) any liability, indebtedness or obligation of the Sellers to Citibank, N.A., Bank of America, N.A., Commerzbank AG, Bayerische Vereinsbank AG (collectively, the "Hong Kong Banks"), or any other bank in respect of any notes or drafts payable, bankers' acceptances or documents against acceptance; and

     (iii) any and all taxes based on income payable in respect of the operation of the Business up to and including the Closing Date.

     2    ASSUMED LIABILITIES.  Notwithstanding the foregoing, as of the Closing
Date Buyer shall assume, and hereby covenants and agrees to timely perform, pay or discharge in accordance with their terms, the following liabilities and obligations of the Sellers (collectively, the "Assumed Liabilities"):
                                               -------------------


     (i) all liabilities and obligations under the Assumed Contracts, but only to the extent that the same are disclosed on the face of such Assumed Contracts as furnished to the Buyer or have been otherwise disclosed in writing to the Buyer;

     (ii) all liabilities and obligations of the Sellers under the employee agreements, plans, policies and contracts as (but only to the extent) provided in Section 7.4 below; and
                      -----------

     (iii) those other liabilities and obligations of the Sellers as (but only to the extent) set forth in Section 2.2 of the Due Diligence Schedule.

     3    INSTRUMENTS OF ASSUMPTION.  In order to effectuate the assumption and transfer of the Assumed Liabilities contemplated by Section 2.2 above, the Buyer
                                                    -----------

and the Sellers will execute and deliver at the Closing one or more Assignment and Assumption Agreements, each in customary form and substance reasonably satisfactory to Buyer and Sellers (the "Assignment and Assumption Agreements"),
                                        ------------------------------------

dated the Closing Date, and at the Closing and thereafter from time to time as reasonably requested by the Buyer or any Seller shall execute and deliver all other instruments of assumption and other documents as shall be sufficient to confirm the assignment to the Buyer of, and the Buyer's obligation to duly assume and timely pay, perform and discharge in accordance with their terms, the Assumed Liabilities (collectively, including the Assignment and Assumption Agreements, referred to herein as the "Assumption Documents").
                                       --------------------


     3.PURCHASE PRICE.

     1    PURCHASE PRICE.  The aggregate consideration to be paid by the Buyer to the Sellers for the Purchased Assets (the "Purchase Price") shall be:
                                              --------------


     (i) Two Million Six Hundred Thousand Dollars ($2,600,000), payable on the Closing Date by wire transfer of immediately available funds;
     (ii) the issuance and delivery by the Buyer of its unsecured promissory note, substantially in the form attached hereto as Exhibit
                                                                        -------

          A, in the face amount of $3,000,000 (the "Promissory Note");
          -                                         ---------------


     (iii) One Million (1,000,000) unregistered shares of Common Stock, $0.30 par value per share, of Jayark Corporation (the "Shares")
                                                                 ------

          evidenced by a certificate issued in the name of Sellers as joint holders of the Shares;

     (iv) Twenty-five percent (25%) of the amount (if any) by which the Buyer's net income, as determined in accordance with U.S. generally accepted accounting principles, for the Buyer's fiscal year ended April 30, 1996 shall exceed $500,000, such amount (if any) (the "Contingent Payment") to be payable to Sellers within fifteen (15)
           ------------------

          days of the date that Buyer's audited financial statements for the fiscal year ended April 30, 1996 become available; and

     (v)       the assumption by Buyer of the Assumed Liabilities.

     2    PURCHASE PRICE SUBJECT TO OFFSET.  The amounts payable to Sellers pursuant to subsections (ii) or (iv) above, and the Shares issued to Sellers pursuant to subsection (iii) above, shall be subject to the Buyer's right of offset provided in Section 10.8.
                   ------------


     3    ALLOCATION OF PURCHASE PRICE.  The Purchase Price shall be allocated among the Sellers and the Purchased Assets as determined by the Buyer after reasonable consultation with the Sellers. The parties agree that for U.S. federal and state and all other U.S. tax reporting purposes, all parties hereto shall report this transaction consistent with such allocation.

     4. CLOSING. The consummation of the transactions contemplated hereby (the "Closing") shall take place immediately upon satisfaction of the conditions
      -------

set forth in Sections 8 and 9 hereof, at the offices of Herrick, Feinstein LLP,
             ----------     -

Two Park Avenue, New York, New York 10016, or at such other time and place as the Sellers and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"); provided, however, that if
                                   ------------    --------  -------

the Closing shall not have occurred by July 15, 1995, this Agreement and the rights and obligations of each of the parties hereunder (except for the confidentiality provisions of Section 7.11) shall be null and void. The
                              ------------

consummation of the transactions contemplated hereby shall be effective as of the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally make the following representations and warranties to the Buyer to induce the Buyer to enter into and perform this Agreement, all of which are true and correct as of the date hereof and shall be true and correct as of the Closing Date (except that representations and warranties made as of a specified date are true and correct as of such date):

     1    DUE INCORPORATION AND QUALIFICATION.  Each of the Sellers is a
corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation. The Sellers are qualified to transact business and are in good standing in each jurisdiction set forth in
Section 5.1 of the Due Diligence Schedule. The Sellers do not own or lease property in any jurisdiction other than the jurisdictions set forth in Section
5.1 of the Due Diligence Schedule, which Due Diligence Schedule indicates those jurisdictions in which any significant portion of the Sellers' assets are located. The Sellers have not used, been known as, or done business under, any names or identities other than those set forth in Section 5.1 of the Due Diligence Schedule.

     2    SUBSIDIARIES.  Except as set forth in Section 5.2 of the Due Diligence
Schedule, the Sellers do not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any corporation, association, partnership, joint venture or other entity.

     3    RECORDS OF THE SELLERS.  The copies of the Certificates of
Incorporation and By-laws of each Seller, and all amendments to each, and the records of actions of each Seller's Board of Directors and stockholders authorizing the transactions contemplated by this Agreement have been, or at the Closing Date shall have been, delivered to the Buyer and are, or at the Closing Date shall be, true, correct and complete.

     4    TAX MATTERS.  The Sellers have filed on a timely basis all federal, state and municipal returns and reports which the Sellers are required to file relating in any respect to taxes, and have paid or provided for all taxes, interest or penalties assessed or imposed upon any of Sellers' properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises. Except as set forth in Section 5.4 of the Due Diligence Schedule, no audit of any tax return of the Sellers is in progress, and Sellers have received no notice of any deficiencies or assessments of any additional taxes. Except for liens for taxes not yet due and payable, there are no liens for taxes and none will attach as a result of the sale by Sellers to Buyer of the Purchased Assets. Except as set forth in Section 5.4 of the Due Diligence Schedule, no extensions of time with respect to any date on which any tax return was or is to be filed by the Sellers is in force, and no waiver or agreement by the Sellers is in force for the extension of time for the assessment or payment of any tax.
 The tax referred to in the proviso to the last sentence of Section 7.5 is the
                                                            -----------

only New York state or local tax that will be payable by the Buyer in respect of the consummation of the transactions contemplated by this Agreement.

     5    LAWSUITS Except as set forth in Section 5.5 of the Due Diligence
Schedule, there are no claims, actions, suits or proceedings pending or, to the knowledge of Sellers, threatened, and there are no consent decrees, settlements or judgments effective, against the Sellers or affecting their properties or businesses, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Sellers are not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including but not limited to the Federal Trade Commission or U.S. Customs Service. The Sellers have furnished to the Buyer, or will have furnished to the Buyer prior to the Closing, copies of all material pleadings that have been filed in each of the pending court proceedings related to or arising out of each of the material matters described in Section
5.5 of the Due Diligence Schedule.
     6    AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS; REQUIRED CONSENTS.

     (i) The Sellers have the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully the Sellers' obligations hereunder.

     (ii) This Agreement has been duly executed and delivered by the Sellers and (assuming due authorization, execution and delivery by the Buyer) constitutes or will constitute the valid and binding obligation of the Sellers enforceable against them in accordance with its terms, except to the extent the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors and subject to general principles of equity and equitable remedies. This Agreement has been duly and unanimously approved by the Board of Directors and the stockholders of each Seller, except that no approval has been obtained from Richard Crandle who may assert a claim (which Sellers dispute) to stock of LIB-Com representing a one percent (1%) interest therein. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required in connection with the execution and delivery by the Sellers of this Agreement and the consummation and performance by the Sellers of the transactions contemplated hereby, including the assignment and assumption of the Assumed Contracts, except (a) as described in Section 5.6 of the Due Diligence Schedule or (b) as may be necessary as a result of any facts or circumstances relating solely to the Buyer.

     (iii) Assuming that all consents, approvals, exemptions and other similar types of actions described in the Due Diligence Schedule have been obtained and all filings and notifications listed in Section 5.6 of the Due Diligence Schedule have been made, except as may result from any facts or circumstances relating solely to the Buyer, the execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement, and the performance by the Sellers of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both constitute) a default under (a) the Certificates of Incorporation or By-Laws of the Sellers, or (b) any statute or any regulation, order, judgment or decree of any foreign or domestic court or governmental or regulatory body.

     7    REAL ESTATE.  The Sellers do not own, and except as set forth in
Section 5.7 of the Due Diligence Schedule do not have any options, contracts or obligations to acquire any interest in, any real property.

     8    EMPLOYEE BENEFITS.

     (i) Section 5.8 of the Due Diligence Schedule sets forth all bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of any Seller (collectively, and including all amendments thereto, for purposes of this Section 5.8 and Section
                                                       -----------     -------

7.4, "Benefit Plans"), including, but not limited to "employee pension benefit
- ---   -------------

plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to in this Section 5.8
                          -----                                   -----------

and in Section 7.4 as "Pension Plans") and "employee welfare benefit plans" (as
       -----------     -------------
defined in Section 3(1) of ERISA) (sometimes referred to in this Section 5.8 and
                                                                 -----------

in Section 7.4 as "Welfare Plans") maintained in whole or in part, contributed
   -----------     -------------

to or required to be contributed to, within six years prior to the Closing Date, by any Seller for the benefit of any present or former officers, employees or directors of such Seller. The Sellers have delivered to the Buyer true, complete and correct copies of each Benefit Plan (or, in the case of any unwritten Benefit Plan, a description thereof).

     (ii) With respect to the Benefit Plans assumed by the Buyer pursuant to
Section 7.4 below, neither the Sellers nor any such Benefit Plan are in
- -----------

violation in any material respect of any of the provisions of ERISA or the Internal Revenue Code of 1986, as amended (the "Code") (including the final
                                                ----

regulations promulgated thereunder); no reportable event as defined in Section 4043 of ERISA which is required to be reported to the Pension Benefit Guaranty Corporation ("PBGC") in accordance with the regulations of the PBGC has occurred
              ----

with respect to any such Benefit Plan subject to Title IV of ERISA; and the Sellers have made or provided for all payments due to date with respect to each such Benefit Plan. To the best knowledge of the Sellers, neither any of the Benefit Plans assumed by the Buyer pursuant to Section 7.4 below, nor the
                                               -----------

Sellers, nor any trustee, administrator or other "party in interest" or "disqualified person" (as defined in Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to such Benefit Plans has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could subject such Plan or the Buyer to any penalty or excise tax imposed by Section 4975 of the Code.
     (iii) The Sellers do not and will not have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Benefit Plan, (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by the Sellers or any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the U. S. Internal Revenue Code of 1986, as amended), with the Sellers at any time within the six consecutive year period ending on the Closing Date.

     9    NO BROKER.  Except for FINANCO, INC., no broker, finder, agent or similar intermediary has acted for or on behalf of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Sellers or any action taken by the Sellers. The Sellers are solely responsible for the fees and expenses of FINANCO, INC. Copies of Sellers' engagement letter and all other contracts, agreements or arrangements with FINANCO in connection with this Agreement and transactions contemplated hereby have been provided to Buyer.

     10   TITLEExcept as set forth in Section 5.10 to the Due Diligence
Schedule:
     (i) the Sellers have and at the Closing are delivering to the Buyer good, valid and marketable title to the Purchased Assets, free and clear of any lease or conditional sales contract, security agreement, lien, encumbrance, charge, equity or claim; and
     (ii) by delivery to the Buyer of the Conveyance Documents, the Sellers shall convey to the Buyer and the Buyer shall receive good, valid and marketable title to all of the Purchased Assets free and clear of all liens, encumbrances, charges, equities and claims.

     11   COMPLIANCE WITH LAWS; ILLEGAL PAYMENTS.  The Business has been conducted in all material respects in accordance and in compliance with all applicable foreign, federal, state and local laws, ordinances, rules and regulations. No part of the Business is dependent upon, or results from, any payments, direct or indirect, in the nature of bribes, kick-backs, or similar payments to any government or agency thereof or to any other person in the nature of contributions to any domestic or foreign political party or candidate, no illegal payments have been made by or on behalf of the Sellers or otherwise in connection with the Business, and there has been no violation of the Foreign Corrupt Practices Act.

     12   LICENSES AND PERMITS.  Sellers hold all licenses and permits that are required pursuant to any applicable statute, law, regulation or authority for the conduct of the Business, all such licenses and permits are in full force and effect as of the date hereof, and all such licenses and permits are fully transferable to, and at the Closing will be fully transferred to, the Buyer without any additional payments or other conditions.

     13   LABOR MATTERS; COLLECTIVE BARGAINING AGREEMENTS.  Section 5.13 of the
Due Diligence Schedule lists all collective bargaining agreements of the Sellers currently in effect, copies of all of which have been furnished to the Buyer or made available for the Buyer's inspection. The Sellers are not in violation or default of any collective bargaining agreements, and the Sellers have not experienced or received any written notice of any claim of unfair labor practice, strike, work stoppage, slowdown, or other labor dispute or action within the past three (3) years, nor is any such matter, to the Sellers' knowledge, threatened or pending.

     14   BULK SALES MATTERS.  The list of the Sellers' creditors and the schedule of the Sellers' assets furnished to Buyer pursuant to Section 6.04 of the New York Bulk Sales Act are true, correct and complete as of the date set forth thereon.

     15   SPECIAL RELATIONSHIPS AND ARRANGEMENTS.   The Sellers have special
relationships and arrangements with their agents and suppliers including, without limitation, those for fees, mark-ups, commissions, defective merchandise adjustments, rebates, and charge-ups for banking, letters of credit, cargo insurances and shipping fees, which may not continue, and (except to the extent such relationships and arrangements are Assumed Contracts) the Buyer will have no obligation or right to maintain, and may not benefit from, such relationships and arrangements after the Closing.

     16   DUE DILIGENCE MATTERS.  Except as disclosed in Section 5.16 of the Due
Diligence Schedule:

     (i) As of the Closing Date, the Sellers have had the opportunity to assist the Buyer in the Buyer's due diligence investigation of the Business and in the Buyer's preparation of the Due Diligence Schedule, have reviewed the Due Diligence Schedule delivered by the Buyer at the Closing pursuant to Section 8.4(ii) and have had the opportunity to
                              ---------------

          make such amendments or corrections to the Due Diligence Schedule as the Sellers consider necessary to make the Due Diligence Schedule true, correct, and complete.

     (ii)      Subject to Section 6.6, as of the Closing Date, the Sellers have
                          -----------

          furnished the Buyer with, and have given the Buyer access to, all information, including but not limited to all business, financial, and operating books and records, documents, instruments, contracts, agreements, schedules, computer files, and other materials as requested by the Buyer, and have further given Buyer access to Sellers' facilities, officers and employees in connection with Buyer's due diligence investigation.

     (iii)     Subject to Section 6.6, all information furnished by Sellers and
                          -----------

          their representatives to Buyer in connection with the Buyer's due diligence investigation and Buyer's preparation of the Due Diligence Schedule, is true, correct, and complete, and all copies of documents, instruments, agreements, contracts and other materials furnished to Buyer (including but not limited to the Assumed Contracts) shall be true, correct and complete copies of the originals of such materials.

          17   REPRESENTATIONS AND WARRANTIES OF THE SELLERS REGARDING
ACCEPTANCE OF AND INVESTMENT IN THE SHARES AND THE PROMISSORY NOTE. With respect to the Sellers' acceptance of and investment in the Shares and the Promissory Note, and subject to the acknowledgements by the Buyer that are set forth in the Confirmation Agreement referenced in Section 9.6(i), the Sellers
                                                  --------------

represent and warrant to the Buyer and to Jayark Corporation, the issuer of the Shares and an express third party beneficiary of the representations and warranties contained in this Section 5.17, as follows:
                             ------------
     (i) The Sellers are acquiring the Shares and the Promissory Note for their own account, for investment, with no present intention of reselling or otherwise distributing the Shares and the Promissory Note or participating in a distribution of the Shares or the Promissory Note. The Sellers acknowledge that the Buyer and Jayark Corporation are relying upon an exemption under the Securities Act of 1933 and upon the Sellers' representations and warranties contained in this Section 5.17 in connection with the issuance of the Shares and
                  ------------

the Promissory Note.

     (ii) The Sellers represent that they have been advised that the Shares and the Promissory Note have not been registered under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder and, therefore, that the
      ---

Shares and the Promissory Note cannot be resold unless they are registered under the Act or unless an exemption from such registration is available. The Sellers represent that they are aware that the Shares and the Promissory Note are, and will be when issued, "restricted securities" as that term is defined in Rule 144 under the Act, and that as such the Shares and the Promissory Note may be subject to limitations on resale (including, in the case of the Shares, among other restrictions, limitations on the amount of securities that can be resold and the timing and manner of resale) set forth in Rule 144 or in administrative interpretations of the Act. The Sellers acknowledge and agree that the Promissory Note shall bear a legend substantially to the effect included on Exhibit A and certificate(s) representing the Shares shall bear a legend
- ---------

substantially to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED (i) UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAW OR (ii) UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

     The Sellers represent that they and their representatives have such knowledge and experience in financial, investment and business matters that they are capable of evaluating the merits, risks and advisability of an investment in the Shares, the Promissory Note and the Contingent Payment that the Sellers have independently examined Jayark Corporation and the Buyer in making their decision to invest in the Shares, the Promissory Note and the Contingent Payment, and that the Sellers have examined or have had the opportunity to examine before the date hereof all information that they deem to be material to an understanding of Jayark Corporation and the Buyer. Jayark Corporation has furnished to the Sellers, and the Sellers acknowledge receipt of, copies of the most recent Annual Report on Form 10-K and of all subsequent reports and filings made pursuant to the Securities Exchange Act of 1934, and all other documents and information that Sellers has requested related to an investment in Jayark Corporation. Jayark Corporation has afforded the Sellers the opportunity to discuss an investment in the Shares, the Promissory Note and the Contingent Payment and to ask questions of representatives of Jayark Corporation and the Buyer concerning Jayark Corporation and the Buyer and their businesses, and such representatives have provided answers to all such questions.

     The Sellers are capable of bearing the economic risk of investing in the Shares, and can afford a total loss of such investment.

     6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer makes the following representations and warranties to the Sellers to induce the Sellers to enter into and perform this Agreement, all of which are true and correct as of the date hereof and shall be true and correct as of the Closing Date (except that representations and warranties expressly made as of a specified date are true and correct as of that date):

     1    INCORPORATION AND AUTHORITY OF THE.  The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has, or as of the Closing Date will have, all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by the Sellers and approval by the Board of Directors of the Buyer) constitutes or will constitute a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except to the extent the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors and subject to general principles of equity and equitable remedies. The Board of Directors of the Buyer has approved, or as of the Closing Date will have approved, the transactions contemplated by this Agreement and has authorized, or as of the Closing Date will have authorized, the execution and delivery of this Agreement by the Buyer. No approval of this Agreement and the transactions contemplated hereby by the Buyer's stockholder is required.

     2    NO CONFLICT.  The execution, delivery and performance of this
Agreement by the Buyer does not and will not (i) violate or conflict with the Certificate of Incorporation or By-laws of the Buyer, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Buyer, or (iii) except as will not prevent the Buyer from consummating the transactions contemplated by this Agreement, violate or conflict with any instrument, contract or other agreement to which the Buyer is a party or to which Buyer or any of its assets or properties is bound or subject.

     3    CONSENTS AND APPROVALS.  The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except as may be necessary as a result of any facts or circumstances relating solely to the Sellers.

     4    ABSENCE OF LITIGATION.  There are no claims, actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, and there are no consent decrees, settlements or judgments effective, against the Buyer or its properties or businesses, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which seek to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Buyer's ability to consummate, the transactions contemplated hereby.

     5    NO BROKER.  Except as may otherwise be applicable pursuant to Jayark
Corporation's engagement letter with Ladenburg, Thalmann & Co., Inc., no broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer. The Buyer is solely responsible for the fees and expenses of Ladenburg, Thalmann & Co., Inc. Copies of the Buyer's engagement letter with Ladenburg, Thalmann & Co., Inc. and all other contracts, agreements or arrangements with Ladenburg, Thalmann & Co., Inc. in connection with this Agreement and transactions contemplated hereby have been, or by the Closing will have been, provided to the Sellers.

     6    ACKNOWLEDGEMENT REGARDING FINANCIAL INFORMATION.  In connection with its due diligence investigation, the Buyer has been furnished with certain audited and unaudited financial statements for the Sellers and, to the Buyer's knowledge, the Sellers have provided to the Buyer access to the Sellers' accounting and financial records as the Buyer has requested. The Buyer acknowledges that the Sellers are making no representation or warranty with respect to the audited or unaudited financial statements; however, nothing in
                                                          -------

this Section 6.6 shall be construed to limit the Sellers' representations and
     -----------

warranties to the Buyer.

     7    OTHER INFORMATION.  The Buyer has been advised by the Sellers that the results of the Sellers' operations for the Sellers' fiscal year commencing on June 1, 1994 have been substantially and adversely affected by, among other things, the bankruptcy of two large customers of the Sellers and as a result of former employees of the Sellers leaving the employ of the Sellers, establishing a new company, and diverting a substantial volume of business away from the Sellers. In addition, the Buyer has been advised by the Sellers that Robert Gerdoney and Peter Phillips, two former employees and officers of the Sellers, have left their employment with the Sellers.

     As of the Closing Date only, and assuming satisfaction of the conditions set forth in Section 9 hereof, the Buyer represents and warrants that (i) it has
             ---------
made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the assets, liabilities, past performance and future prospects of the Sellers and the Business, (ii) it has, to Buyer's knowledge, been furnished with or given adequate access to such information about the assets and liabilities of Sellers and the Business as it has requested, and (iii) the Purchase Price negotiated between the Sellers and the Buyer accounts for and reflects each of the items disclosed in this Agreement and the Due Diligence Schedule; provided, however, that no investigation by the
                                --------  -------

Buyer and no provisions of this Section 6.7 shall be deemed to relieve the
                                -----------

Sellers from any liability or obligation they would otherwise have, pursuant to this Agreement or otherwise.

     7.   COVENANTS AND AGREEMENTS.  The parties covenant and agree as follows:

     1    CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

     (i) The Sellers covenant and agree that, from the date hereof until the Closing, they shall conduct the Business in the ordinary course and (subject to Section 7.1(ii) below) consistent with prior practice, use commercially reasonable efforts to preserve substantially intact the business organization of the Business, keep available to the Buyer the services of the employees of the Business, and preserve the current relationships of the Sellers with their important customers and suppliers and other persons with whom the Sellers have significant business relationships.

     (ii) The Buyer expects and currently intends that, within ten (10) business days after the date of this Agreement, the Buyer will provide or arrange for letters of credit or other financing in an amount of at least $1,000,000, in such forms and on such terms and conditions as the Buyer in its sole discretion shall deem appropriate (the "Interim Financing") to be used by the Sellers in
                             -----------------

the operations of the Business. To induce the Buyer to provide or arrange for the provision of the Interim Financing, the Sellers covenant and agree that, from and after the date hereof and up to and including the Closing Date, the Sellers will not, except with the prior approval of at least one Seller Representative and at least one Buyer Representative (as defined below), or alternatively, except in compliance with any policies or procedures that may be established with respect to the following and that shall be approved by at least one Seller Representative and at least one Buyer Representative:

     (a) pay or incur any obligation or liability, or make any expenditure, cash withdrawal or payment of any nature whatsoever, or take any other action that would have the effect of reducing the amount of the Sellers' cash from that which would have been on hand in the absence of the taking of such action;
     (b) enter into, renew, extend or modify any arrangement for borrowed money or any factoring agreement or otherwise become further indebted in any manner or in any amount whatsoever;
     (c) enter into, renew, extend or modify any contract or agreement for the purchase of any goods or services, including but not limited to inventory;
     (d) enter into, renew, extend or modify any contract or agreement for the sale, consignment, or transfer of any inventory;
     (e) establish or incur any liability in respect of any new letters of credit or make any draws on or in respect of any existing letters of credit, or draw any cash under or otherwise incur any liability under the CIT Group/Factoring, Inc. agreement or other financing or factoring agreement arrangements;

in each case regardless of whether any such transaction is or would have been in the ordinary course of business prior to the date of this Agreement. For purposes of this Section 7.1(ii), the "Seller Representatives" shall be Mr. Joel
                 ---------------

Margolin and Mr. Tom Muscarello, and the "Buyer Representatives" shall be Mr. Clay Whitehead and Mr. David L. Koffman.

     The Sellers' covenants set forth in this Section 7.1(ii) shall be effective
                                              ---------------

immediately upon execution of this Agreement; provided, however, that in the
                                              --------  -------

event that the Buyer determines not to provide or arrange for the Interim Financing within ten (10) business days of the date of this Agreement, the Sellers' covenants in this Section 7.1(ii) shall terminate and be of no further
                           ---------------

force or effect. The Sellers agree that the only result of the Buyer's determination not to provide or arrange for the Interim Financing shall be the termination of the Sellers' covenants in this Section 7.1(ii), that Buyer has no
                                              ---------------

obligation to provide or arrange for the Interim Financing, that the Buyer's determination not to provide or arrange for the Interim Financing shall not give the Sellers any right to modify the terms of or terminate this Agreement or any right to claim indemnification from the Buyer pursuant to Section 10.3, and that
                                                          ------------

the Buyer shall have no responsibility or obligation for any Losses (as defined in Section 10.2) that the Sellers may incur as a result of the Buyer's
   ------------

determination not to provide or arrange for the Interim Financing.

     (iii)     Notwithstanding the other provisions of this Section 7.1, the
                                                            -----------

Sellers shall (and are hereby permitted to) withdraw up to $335,000 in cash from and after the date hereof and up to and including the Closing Date, but solely for the purpose of repaying certain obligations of the Sellers as approved by the Buyer Representative and to settle certain outstanding litigation as discussed between the Buyer and the Sellers.
     2    ACCESS TO INFORMATION.   From and after the date hereof and through
the Closing Date, the Buyer will continue to conduct a due diligence investigation of the Business, and shall prepare the Due Diligence Schedule which shall set forth all information provided to the Buyer by the Seller in the course of Buyer's due diligence investigation and that is required by the terms of this Agreement to be set forth thereon. Accordingly, from and after the date hereof until the Closing, upon reasonable notice, the Sellers shall, and shall cause each of their officers, directors, employees, auditors and agents to:

     (i) afford the officers, employees and authorized agents and representatives of the Buyer reasonable access during normal business hours to the offices, properties, books and records of the Sellers;

     (ii) furnish to the officers, employees and authorized agents and representatives of the Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Sellers as the Buyer may from time to time reasonably request; and

     (iii)     shall otherwise cooperate with and assist the Buyer;

in connection with the Buyer's due diligence investigation and preparation of the Due Diligence Schedule; provided, however, that such investigation shall be
                            --------  -------

conducted in such a manner as not to interfere unreasonably with any of the Business of the Sellers. The Buyer shall afford the Sellers the opportunity to assist in the preparation of the Due Diligence Schedule, shall furnish the Due Diligence Schedule to the Sellers prior to or at the Closing, and the Sellers shall make such amendments, supplements, or corrections as shall be necessary to make the Due Diligence Schedule true, correct and complete as of the Closing Date.

     3    REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.  From the date hereof until the Closing, each party hereto will use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate with the other parties' efforts in obtaining such authorizations, consents, orders and approvals.

     4    EMPLOYEE MATTERS.

     (i) Effective as of the Closing Date, the Buyer shall assume the Benefit Plans of the Sellers listed in Section 7.4 to the Due Diligence Schedule, and shall pay, perform and discharge the debts, liabilities and obligations of the Sellers in respect of such Plans. Each Benefit Plan assumed by the Buyer pursuant to this Agreement shall be amended by making any changes necessary or appropriate to effectuate the terms and intent of this Agreement. The employment of any employee of the Sellers who is employed by the Buyer and is a participant in any of the Benefit Plans as of the Closing Date shall not be deemed to have been terminated or severed for any purpose under such Benefit Plan by reason of the transactions contemplated herein.
     (ii) Effective as of the Closing, the Buyer shall employ all of the Sellers' employees (as employed by Sellers as of the Closing) on substantially the same terms and conditions as the Sellers and shall honor those employment benefit policies of the Sellers described in Section 7.4 of the Due Diligence Schedule (the "Policies") for at least one (1) year from the Closing Date.
               --------

Sellers' employees who are offered and accept employment by the Buyer as of the Closing Date shall hereafter be referred to as "Transferred Employees."
                                                ---------------------


     (iii) The Buyer shall also pay, perform and discharge the debts, liabilities and obligations of the Sellers in respect of any severance obligations of the Sellers that result from Buyer's failure to perform its obligations under the immediately preceding Section 7.4(ii). Without limiting
                                            ---------------

the generality of the foregoing, at the Closing the Buyer shall assume all employment and non-competition agreements of the Sellers, including, without limitation, the employment and non-competition agreements of Joel Margolin, Craig Margolin and Melissa Margolin-Kramer, copies of which have been, or prior to the Closing will be, furnished to the Buyer; however, Sellers shall be solely
                                                -------

responsible, and hereby agree, to pay the $665,000 bonus to Joel Margolin payable pursuant to his employment agreement in June, 1995.

     (iv) With respect to each Multiemployer Plan that covers any of the Transferred Employees, Buyer and Sellers agree as follows, in accordance with the provisions of Section 4204 of ERISA: (a) the Buyer hereby assumes, effective as of the Closing Date, the Sellers' obligations to contribute to each such Multiemployer Plan for the Transferred Employees and any other employees of the Buyer that are covered in each such plan; (b) the Buyer shall provide to each such Multiemployer Plan the bond or escrow amount described in Section 4204(a)(1)(B) of ERISA, unless the bond or escrow amount is waived by the Pension Benefit Guaranty Corporation ("PBGC"); (c) the parties agree that,
                                       ----

unless the PBGC waives the requirements of Section 4204(a)(1)(C) of ERISA, if the Buyer withdraws from any such Multiemployer Plan in a withdrawal described in Section 4204(a)(1)(C) ERISA and its liability to the plan on account of such withdrawal is not paid, the Sellers shall be secondarily liable to the plan for any withdrawal liability it would have had to such plan with respect to the Transferred Employees in the absence of Section 4204(a) of ERISA; and (d) as soon as is practicable after the Closing, the Buyer and the Sellers shall request from the PBGC an exemption from the requirements of Sections 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA. Notwithstanding the provisions of the preceding sentence and Section 4204 of ERISA, it is hereby expressly agreed that if the Sellers incur any secondary withdrawal liability under the immediately preceding sentence, the Buyer shall indemnify the Sellers and hold them harmless from and against any loss, damage, cost, liability or expense, including (without limitation) any costs and expenses of litigation and reasonable attorneys' fees, incurred by the Sellers by reason of such secondary liability.
 Notwithstanding any other provision of this Section 7.4(iv) to the contrary, it
                                             ---------------

is hereby expressly agreed that the Sellers shall indemnify the Buyer and hold the Buyer harmless from and against any withdrawal liability up to any amount by which the value of nonforfeitable benefits under the Multiemployer Plan as of the Closing Date exceeds the value of the assets of such plan as of the Closing Date.

     (v) The Sellers shall supply the Buyer with (a) all records in their possession with respect to the Transferred Employees concerning participation, vesting, accrual of benefits, payment of benefits or elective forms of benefits under the Benefit Plans assumed hereunder and (b) any other information in their possession reasonably requested by the Buyer that is necessary or appropriate for the Buyer's administration of the Benefit Plans assumed hereunder.

     (vi) The Sellers and the Buyer shall supply each other with any employee data and records within their possession necessary to carry out the purposes and terms of this Agreement, including without limitation data appropriate to complete actuarial computations, evaluations, benefit reports, filings and claims analysis and government filings. The Sellers and the Buyer agree to execute such documents, to obtain required governmental approvals (if any) and to take such other actions as may be necessary or appropriate to effect the purposes described in this Agreement.

     (vii)     The Sellers and their affiliates shall not, for a period of two
(2) years from and after the Closing Date, recruit, solicit, or otherwise induce any of the Transferred Employees to discontinue, reduce or modify their employment relationship with the Buyer, or employ or seek to employ any Transferred Employee in any business of any of the Sellers or their respective affiliates that is similar to the Business.

     5    EXPENSES OF SALE.  The Sellers and the Buyer agree that all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses. All New York state or local transfer, documentary, gross receipts, sales and use taxes, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Sellers; provided, however, that the Buyer shall pay the New York
                        --------  -------

state transfer tax or sales tax at the rate of 8.5% on the value of the fixed assets transferred hereunder and at the rate of 0.4% on the value of leases, if any, providing for below-market rates.

     6    BOOKS AND RECORDS; POST-CLOSING

     (i) The Buyer agrees that it shall preserve and keep all books and records of the Sellers in the Buyer's possession for a period of at least six (6) years from the Closing Date. After such six (6) year period, before the Buyer shall dispose of any of such books and records, at least thirty (30) calendar days' prior written notice to such effect shall be given by the Buyer to the Sellers, and the Sellers shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books and records as the Sellers may select.

     (ii) After the Closing, upon reasonable notice, the Buyer shall give the officers, attorneys, accountants and other authorized representatives of the Sellers access, during normal business hours, to the books and records of the Sellers related to the Business prior to the Closing and the assets sold to, and liabilities assumed by, the Buyer hereunder, and the Buyer shall permit such persons to examine and copy such books and records to the extent reasonably requested by the Sellers in connection with the preparation of the Sellers' tax and financial reporting matters; provided that such access does not disrupt the
                                 --------

normal operation of the Business and that the parties granted such access are subject to confidentiality agreements reasonably acceptable in form and substance to Buyer. After the Closing, the Buyer will cause its employees and agents to cooperate fully with the Sellers in connection with such reasonable examination and copying of the books and records of the Buyer related to the Business so long as such cooperation does not disrupt the normal operation of the Business and that the parties granted such access are subject to confidentiality agreements reasonably acceptable in form and substance to Buyer.
 In connection with any claim or litigation in respect of the Business as conducted on or prior to the Closing Date with respect to which the Sellers have been or shall become engaged or participate, the Buyer shall cooperate in all reasonable respects with the Sellers, including, without limitation, making available to the Sellers relevant records or employees of the Buyer who may be helpful with respect to such claim or litigation. The Sellers shall reimburse the Buyer for any reasonable out-of-pocket expenses (excluding any costs for internal personnel and overhead of the Buyer) incurred by the Buyer in connection with any cooperation provided pursuant to this Section 7.6.
                                                          -----------


     (iii) After the Closing, the Sellers shall grant access to their books and records and cooperate in all reasonable respects with the Buyer in connection with any audits of the Sellers' books and records that Buyer requests in connection with the Buyer's reporting obligations under the rules and regulations of the Securities and Exchange Commission.

     7    TREATMENT OF CERTAIN MERCHANDISE ORDERS.  The Buyer covenants and agrees that from and after the Closing the Buyer shall pay for all merchandise orders placed by the Sellers on or prior to the Closing Date which either

     (i) have been furnished to the Buyer for inspection prior to execution of this Agreement, or

     (ii)      are disclosed in Section 7.7 of the Due Diligence Schedule,

and in either event are satisfactory to the Buyer, by either replacing any existing letters of credit issued on behalf of the Sellers with respect to such merchandise orders or by paying for such merchandise within a reasonable time period before such merchandise is to be shipped.

     8    FURTHER ASSURANCES.  Each of the parties shall execute such Conveyance
Documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     9    PAYMENT OF LIABILITIES.  The Sellers agree to pay or otherwise satisfy and discharge all of their liabilities and obligations existing as of the Closing Date, other than the Assumed Liabilities. The Buyer agrees to pay and discharge all of the Assumed Liabilities.

     10   CORPORATE NAMES.  The Sellers shall, from and after the Closing Date, cease all uses of the names "LIB-Com," "Liberty Bell" and "Liberty Bell Christmas," "Ivy Mar," "Creative Home Products," and derivations and variations thereof.

     11   CONFIDENTIALITY.  Each of the parties acknowledges that it has received, and up to and including the Closing Date will receive, certain oral and written information concerning the other party's assets, business and operation (the "Information"). Each of the parties covenants and agrees that it
                -----------

shall keep the Information confidential and shall not disclose the Information to any other person. Following the Closing Date, the provisions of this Section
                                                                         -------

7.11 shall continue to be binding upon Sellers but shall no longer be binding
- ----

upon Buyer or Jayark Corporation; if the Closing shall not occur, each party shall promptly return all Information in its possession to the other party, and the provisions of this Section 7.11 shall thereafter continue in full force and
                       ------------

effect.

     12   EXCLUSIVE DEALING.  The Sellers shall not, from and after the date hereof, negotiate or enter into discussions with any party other than the Buyer for the purchase, sale, lease, or transfer of, or similar transaction involving, the Purchased Assets, other than transactions in the ordinary course of business as permitted by Section 7.1.
                -----------


     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS TO CLOSE. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     1    REPRESENTATIONS AND WARRANTIES; COVENANTS.The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another specified date, and all the covenants contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with in all material respects.

     2    NO ORDER. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the
                                               --------  -------

parties hereto shall use commercially reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated.

     3    CONSENTS. With respect to those consents from the third parties that are identified in Section 5.6 of the Due Diligence Schedule as "Required Consents", the Buyer and the Sellers shall have received written consents to the transactions contemplated by this Agreement in form and substance satisfactory to the Sellers.

     4    DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE. Sellers shall have received each of the following:

     (i) an executed copy of the Assumption Documents, and a copy of the Confirmation Letter referenced in Section 9.7, substantially in the
                                            -----------

          form attached as Exhibit D and signed by the Hong Kong Banks;
                           ---------

     (ii) the Due Diligence Schedule, specifically identified by the Buyer as the Due Diligence Schedule referenced herein and prepared in connection herewith;
     (iii) an opinion of counsel to the Buyer dated the Closing Date, in customary form and with reasonable and customary exclusions and limitations, confirming the legal conclusions set forth in (a) Section
                                                                         -------

          6.1 hereof and (b) Section 6.2 hereof (it being understood that such
          ---                -----------

          counsel need not consider in connection with such opinion as to clause
          (ii) of Section 6.2 any matters other than those disclosed to such
                  -----------
          counsel by the Buyer as identified in such opinion and those otherwise actually known to such counsel);
     (iv) a certificate of the secretary of the Buyer attesting to the certificate of incorporation and bylaws of the Buyer, the resolutions of the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby, the good standing of the Buyer, the incumbency of the officers of the Buyer, the truth and accuracy of representations and warranties set forth in Section 6, and the
                                                      ---------

          satisfaction of the conditions set forth in Section 9;
                                                      ---------

     (v) a certificate of the secretary of Jayark Corporation attesting to the resolutions of the Board of Directors of Jayark Corporation approving the issuance of the Shares;
     (vi) evidence of delivery and payment of the Purchase Price pursuant to Section 3.1 hereof;
             -----------

     (vii) evidence that the Sellers are as of the Closing fully released and discharged from all obligations and liabilities to CIT Group/Factoring Inc. (other than any such obligations or liabilities that are Excluded Liabilities); and
     (viii) a Release Agreement, substantially in the form attached as Exhibit B, executed by the Sellers.
          ---------


     2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER TO CLOSE. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     1    DUE DILIGENCE SCHEDULE; REPRESENTATIONS AND WARRANTIES; COVENANTS.


     (i) the Buyer shall have completed its due diligence investigation of the Business, and shall have prepared and delivered to the Sellers the Due Diligence Schedule, which Due Diligence Schedule shall set forth all information provided to the Buyer and in the course of the Buyer's due diligence investigation and that is required by the terms of this Agreement to be set forth therein.

     (ii) Buyer shall be satisfied in all respects with its due diligence investigation of the Business and with the matters disclosed therein and with the results thereof, including but not limited to the degree of the Sellers' cooperation and disclosure and all matters disclosed in the investigation and in the Due Diligence Schedule; and

     (iii) the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, and all the covenants contained in this Agreement to be complied with by the Sellers on or before the Closing shall have been complied with in all material respects.

     2    NO ORDER. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the
                                               --------  -------

parties hereto shall use their commercially reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated.

     3    CONSENTS. With respect to those consents from third parties identified in Section 5.6 to the Due Diligence Schedule as "Required Consents", the Buyer and the Sellers shall have received written consents to the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Buyer.

     4    APPROVAL OF BOARD OF DIRECTORS. The Buyer's Board of Directors shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     5    FINANCING. The Buyer shall have entered into definitive agreements with the CIT Group/Factoring Inc. or with another source of financing satisfactory to the Buyer for such financing as the Buyer shall require, upon terms and conditions acceptable to the Buyer, and such financing shall be available to the Buyer on the Closing Date.

     6    DELIVERY OF CLOSING DOCUMENTS. The Buyer shall have received each of the following in form and substance reasonably satisfactory to the Buyer:

     (i) executed copies of the Conveyance Documents and the Supplemental Letter substantially in the form attached hereto as Exhibit C;
                                                              ---------

     (ii) an opinion of counsel to Sellers dated the Closing, in customary form and with reasonable and customary exclusions and limitations, confirming the legal conclusions set forth in (a) the first sentence of Section 5.1 hereof, (b) the last sentence of Section 5.4 hereof,
             -----------                                  -----------

          (c) Section 5.6(i) hereof, (d) the first two sentences of
              --------------

          Section 5.6(ii) hereof, and (e) Section 5.6(iii) hereof;
          ---------------                 ----------------

     (iii) a certificate of the secretary of each of the Sellers attesting to the certificate of incorporation and bylaws of each Seller, the resolutions of the Board of Directors and stockholders of each Seller approving this Agreement and the transactions contemplated hereby, the good standing of each Seller, the incumbency of the officers of each Seller, the truth and accuracy of representations and warranties set forth in Section 5, and the satisfaction of the conditions set forth
                   ---------

          in Section 8; and
             ---------

     (iv) with respect to each Lease identified in Section 5.6 of the Due Diligence Schedule as a "Required Lease", a landlord's certificate of estoppel in customary form and substance reasonably acceptable to the Buyer, executed by the lessor of the subject property and attesting to the existence of the Lease, confirming the essential terms thereof, confirming the absence of any defaults thereunder, and consenting (where required by the terms of such Lease) to the assignment of the Lease to the Buyer at the Closing.

     7    EVIDENCE OF SATISFACTION OF THE SELLERS' OBLIGATIONS.  The Buyer shall have received from the Hong Kong Banks the Confirmation Letter, substantially in the form attached hereto as Exhibit D, and the Sellers shall have furnished
                            ---------

evidence satisfactory to the Buyer in its reasonable discretion of the satisfaction or other discharge of all other liabilities and obligations of the Sellers (or arrangements satisfactory to the Buyer therefor).

     8    CHANGE OF NAMES.  The Sellers shall have amended their respective certificates of incorporation and taken all other actions necessary to change their respective names to names other than "LIB-Com," "Liberty Bell" and "Liberty Bell Christmas," "Ivy Mar," "Creative Home Products," or derivations and variations thereof.

     3.   INDEMNIFICATION.

     1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES.  All
representations and warranties made by the Sellers and the Buyer shall survive the Closing Date and remain in full force and effect, regardless of any investigation made by or on behalf of the Sellers or the Buyer, for a period of two (2) years from and after the Closing Date, except that the Sellers' representations and warranties set forth in Section 5.4 with respect to tax
                                            -----------

matters shall survive until the expiration of the applicable statute of limitations (the "Survival Period"); provided, however, that as to any claim of
                  ---------------    --------  -------

breach or alleged breach of any agreement, covenant, representation or warranty hereunder (a "Claim), notice of which Claim has been delivered prior to the date
              -----

that the Survival Period would have otherwise expired, but which has not been resolved by such date (whether by performance of an indemnifying party's obligations under this Section 10, by adjudication, or otherwise), the Survival
                       ----------

Period as to such representation and warranty (insofar as it relates to the Claim) and the parties' obligations under this Section 10 shall be extended
                                               ----------

until final resolution of such Claim.

     2    OBLIGATION OF THE SELLERS TO INDEMNIFY.  Subject to the limitations contained in Sections 10.7 and 10.8, the Sellers shall jointly and severally
             -------------     ----

indemnify, defend and hold harmless the Buyer and any of its parents, subsidiaries, affiliates, successors and assigns from and against any and all claims, actions, causes of action, damages, losses, liabilities, deficiencies, costs or other expenses (including interest, penalties and reasonable attorneys'
fees) (collectively "Losses," and each a "Loss") arising out of or in any manner
                     ------               ----

related to or due to:

     (i) any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement, in the Due Diligence Schedule or in any document or other writing delivered pursuant hereto;
     (ii)      any Excluded Liability;
     (iii) any liability or obligation in respect of the Business or the Purchased Assets (except Assumed Liabilities) incurred as a result of or arising out of any action or inaction of Sellers or any person acting by or on behalf of Sellers before the Closing Date, including but not limited to any liability or obligation arising under any theory of successor liability or otherwise as a result of the consummation of the transactions contemplated by this Agreement;
     (iv) any liability of Sellers resulting from one or more pending or threatened lawsuits;
     (v) any liability of Sellers to creditors of Sellers, other than the Assumed Liabilities, which is imposed on Buyer whether as a result of bankruptcy proceedings, judgments or otherwise and whether as an account payable by Sellers or as a claim of alleged preferential payments within the meaning of the United States Bankruptcy Code or otherwise;
     (vi) the existence of creditors of Sellers which are not disclosed to Buyer; or
     (vii) contesting the imposition of or complying with any injunction, direction or restriction (except for those disclosed in writing to Buyer prior to the Closing Date or disclosed in the Due Diligence Schedule) on the free and unfettered use of, or adversely affecting, the Purchased Assets by the Buyer.

     3    OBLIGATION OF THE BUYER TO INDEMNIFY.  Subject to the limitations contained in Sections 10.7 and 10.8, the Buyer shall indemnify, defend and hold
             -------------     ----

harmless the Sellers and any of their parents, subsidiaries, affiliates, successors and assigns from and against any Losses arising out of or in any manner related to or due to:

     (i) a breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant hereto;
     (ii) any liability or obligation in respect of the Assumed Liabilities or in respect of the Purchased Assets incurred after the Closing Date; or
     (iii) any liability or obligation of the Buyer under the Promissory Note, as the same may be outstanding and in effect from time to time after the Closing.

     4    NOTICE AND RESOLUTION OF CLAIMS.  An indemnified party hereunder shall give written notice to the indemnifying party promptly of any claim after receipt of notice of any lawsuit or other action or proceeding for which recovery may be sought under Sections 10.2 or 10.3 above. If such indemnity
                             -------------    ----

shall arise from the claim of a third party, each indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim with counsel reasonably acceptable to such indemnified party. The indemnifying party assuming the defense of such litigation or claim shall take all steps necessary in the defense or settlement of such claim or litigation but shall obtain the written approval of each indemnified party prior to any settlement that does not include a full and final release from any and all liability associated with such claim or litigation.

     5    DEFENSE OF THIRD PARTY CLAIMS.  Failure by the indemnifying party to notify the indemnified party of its election to defend any such claim or litigation by a third party within ten (10) days after written notice thereof shall have been given to the indemnifying party, shall be deemed a waiver by the indemnifying party of its right to defend such claim or litigation. If the indemnifying party does not assume the defense of any such claim by a third party or any litigation resulting therefrom then the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on terms as it may deem appropriate.

     6    PAYMENT.  Upon final determination that a party is entitled to indemnification under this Section 10 by the parties or by a final, non-
                           ----------

appealable judgment of a court of competent jurisdiction, the indemnifying party shall promptly reimburse the indemnified party for any Loss incurred.

     7    LIMITS ON INDEMNIFICATION; DETERMINING AMOUNT OF LOSS.  Anything in
this Agreement to the contrary notwithstanding, no payment shall be due to an indemnified party pursuant to this Section 10 unless and until such party's
                                   ----------

aggregate Loss (net of (i) and (ii) below) shall at any time exceed $50,000, whereupon such indemnified party shall be entitled to indemnification for the full amount of such party's net Loss. A party shall be deemed to have suffered a Loss or to have paid or to have become obligated to pay any sum in respect of a Loss if the same shall be suffered, paid or incurred by the party or any parent, subsidiary, affiliate, successor or assignee of such party. The amount of each Loss shall be the aggregate amount suffered, paid or incurred by the party and each such parent, subsidiary, affiliate, successor or assignee (net of
(i) and (ii) below).  Payments by the indemnifying party pursuant to Section
                                                                     -------

10.2 or Section 10.3 shall be limited to the amount of any Loss that remains
- ----    ------------

(i) after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recovered by the applicable indemnified party from any third party with respect thereto and (ii) after taking into account any tax benefits actually realized or to be realized in respect of the then current tax period by the party incurring the Loss, the determination of which shall take into account the effect of such Loss, any indemnification payments hereunder, and any insurance proceeds and indemnity, contribution or other similar payment recovered by the applicable indemnified party from any third party with respect thereto, (the purpose of clauses (i) and (ii) being to assure that the effect of the indemnity is to fully compensate for the Loss but not to produce any windfall benefit to the indemnified party).

     8    OFFSETS; MITIGATION.

     (i) In the event that any amount is or otherwise would be payable by the Sellers to the Buyer or by the Buyer to the Sellers pursuant to any provision (including but not limited to Section 3.2, Section 10.2 or Section 10.3) of this
                              -----------  ------------    ------------

Agreement at a time when an offsetting amount also is or otherwise would be payable by the Buyer to the Sellers or by the Sellers to the Buyer (whether pursuant to this Agreement or otherwise), the parties shall be entitled to offset the applicable amounts and to pay only the net amounts; provided such
                                                               --------

offset is only made after giving effect to the provisions of Section 10.7.  In
                                                             ------------

addition, the Buyer may elect to offset against the Shares, and in such event, the Sellers (or any successor holder(s) of any of the Shares) shall be required to cooperate with Jayark Corporation and its Transfer Agent to transfer to the Buyer that number of the Shares (rounded to the nearest whole share) that has an aggregate Value (as defined below) as of the date of the notice of the offset. For purposes of this Section 10.8(i), the "Value" of the Shares shall be the
                     ---------------

greater of $2.50 per share, or the Market Price per share, and "Market Price" shall be the average of the closing price per share of Jayark Corporation Common Stock as reported by NASDAQ (or any successor principal trading market for such stock) for the five (5) consecutive trading days immediately preceding the third
(3rd) trading day immediately prior to the date as of which the Value is being determined.

     (ii) No party shall have any liability under any provision of this Agreement for any Loss of the other party to the extent that such Loss relates solely to actions taken by the other party or its affiliates after the Closing Date. Any party claiming any Loss for which it seeks indemnification hereunder shall take commercially reasonable steps to mitigate such Loss upon and after becoming aware of any event which could reasonably be expected to give rise to such Loss.
     (iii) Until such time as a party incurs net Losses in excess of the $50,000 threshold provided in Section 10.7 above is reached, the rights and
                              ------------

remedies provided to the parties under this Section 10 shall be the sole and
                                            ----------

exclusive remedy available to the parties with respect to any matters referred to in Section 10.2 and 10.3 hereof; and from and after such time, the rights and
      ------------     ----

remedies provided to the parties under this Section 10 are and shall be in
                                            ----------

addition to, and are not in limitation or substitution of, any other rights and remedies available to the parties, whether under this contract, at law, or in equity.

     4.   MISCELLANEOUS.

     1    PUBLIC ANNOUNCEMENTS.  Jayark Corporation will make a public press announcement regarding the closing of this Agreement and other disclosures as required by applicable law and the NASDAQ Stock Market. Except as required by applicable law, Sellers shall not make any public announcement or otherwise communicate with any news media in respect of this transaction or the other transactions contemplated herein without prior notification to Buyer, and the parties shall cooperate as to the terms and content of any such announcement by Sellers.

     2    NOTICES.  All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):
          ------------


                    if to the Buyer:

                         LCL International Traders, Inc.
                         c/o Jayark Corporation
                         6116 Skyline Drive
                         Suite 102
                         Houston, Texas 77057
                         Telecopy:  (713) 783-7850
                         Attention: David L. Koffman

                    with a copy to:

                         Mayor, Day, Caldwell &
                          Keeton, L.L.P.
                         700 Louisiana, Suite 1900
                         Houston, Texas 77002-2778
                         Telecopy:  (713) 225-7047
                         Attention: Geoffrey K. Walker, Esq.
                    If to the Sellers:

                         LIB-Com Ltd.
                         1150 Motor Parkway
                         Central Islip, New York 11722
                         Telecopy:  (516) 582-8366
                         Attention: President

                    with a copy to:

                         Herrick, Feinstein LLP
                         Two Park Avenue
                         New York, New York 10016
                         Telecopy:  (212) 889-7577
                         Attention: Michael Heitner, Esq.

     5    ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Sellers and the Buyer with respect to the subject matter hereof.

     6    WAIVERS AND AMENDMENTS.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Except as otherwise set forth in Section 10.8(iii) above, the rights and remedies herein provided
             -----------------

are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     7    GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed in that State, regardless of laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that state or federal courts in the State of New York shall have exclusive jurisdiction over any litigation commenced by either party which has as its basis this Agreement or any of the transactions contemplated hereunder, and that all such litigation shall be instituted and maintained therein; provided, however, that, until the sixth (6th) anniversary of the Closing, each
- --------  -------

of the Sellers shall appoint and maintain CT Corporation System or Prentice Hall Legal and Financial Services as its registered agent for service of process within the State of New York, and shall maintain its corporate existence, good standing and qualifications and shall take all other actions as shall be necessary or appropriate to remain within the jurisdiction of, and amenable to suit in, such courts.

     8    ASSIGNMENT.  This Agreement or any portion thereof may be assigned by the Buyer to one or more wholly-owned subsidiaries of the Buyer or Jayark Corporation, provided that no such assignment shall relieve the Buyer from any liability or obligation hereunder.

     9    SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     10   VARIATIONS IN PRONOUNS.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     11   DUE DILIGENCE SCHEDULE.  The Due Diligence Schedule is hereby made a part of this Agreement as if set forth in full herein.

     12   HEADINGS.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     13   NO THIRD-PARTY BENEFICIARIES.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     14   COUNTERPARTS.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the Sellers and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   BUYER:

                                   LCL INTERNATIONAL TRADERS, INC.



                                   By /s/ David L. Koffman
                                     ---------------------------------

                                     Name:  David L. Koffman
                                     Title: President


                                   SELLERS:


                                   LIB-COM LTD.



                                   By /s/ Joel Margolin
                                     --------------------------------------

                                     Name:  Joel Margolin
                                     Title: President

                                   LIBERTY BELL CHRISTMAS, INC.



                                   By /s/ Joel Margolin
                                     --------------------------------------

                                     Name:  Joel Margolin
                                     Title: President

                                   IVY MAR CO., INC.



                                   By /s/ Joel Margolin
                                     --------------------------------------

                                     Name:  Joel Margolin
                                     Title: President

               [Signatures continued on next page]






                                   CREATIVE HOME PRODUCTS, INC.


                                   By /s/ Joel Margolin
                                     --------------------------------------

                                     Name:  Joel Margolin
                                     Title: President


                                   LIBERTY BELL CHRISTMAS REALTY, INC.


                                   By /s/ Joel Margolin
                                     --------------------------------------

                                     Name:  Joel Margolin




                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                        AWARD MANUFACTURING CORPORATION

                                 AS THE SELLER

                                      and

                        LCL INTERNATIONAL TRADERS, INC.

                                  AS THE BUYER

                                  JUNE 5, 1995

                        TABLE OF CONTENTS
                        -----------------


                                                             Page
                                                             ----


1.   Sale of Assets...........................................  1
     1.1  Assets to be Sold...................................  1
     1.2  Excluded Assets.....................................  2
     1.3  Instruments of Conveyance...........................  2

2.   Assumption of Business Liabilities.......................  3
     2.1  No General Assumption of Liabilities by the Buyer...  3
     2.2  Assumed Liabilities.................................  3
     2.3  Instruments of Assumption...........................  3

3.   Purchase Price...........................................  4
     3.1  Purchase Price......................................  4
     3.2  Allocation of Purchase Price........................  4

4.   Closing..................................................  4

5.   Representations and Warranties of the Seller.............  4
     5.1  Due Incorporation and Qualification.................  4
     5.2  Subsidiaries........................................  4
     5.3  Records of the Seller...............................  5
     5.4  Lawsuits............................................  5
     5.5  Authority to Execute and Perform Agreements; Required Consents
           5
     5.6  Real Estate.........................................  6
     5.7  Employee Benefits...................................  6
     5.8  No Broker...........................................  6
     5.9  Title...............................................  6
     5.10 Compliance with Laws; Illegal Payments..............  6
     5.11 Inventory...........................................  7
     5.12 Licenses and Permits................................  7
     5.13 Special Relationships and Arrangements..............  7
     5.14 Due Diligence Matters...............................  7
6.   Representations and Warranties of the Buyer..............  8
     6.1  Incorporation and Authority of the Buyer............  8
     6.2  No Conflict.........................................  8
     6.3  Consents and Approvals..............................  8
     6.4  Absence of Litigation...............................  8
     6.5  No Broker...........................................  9
     6.6  Acknowledgement Regarding Financial Information.....  9
     6.7  Other Information...................................  9



7.   Covenants and Agreements................................. 10
     7.1  Conduct of Business Prior to the Closing............ 10
     7.2  Access to Information............................... 11
     7.3  Regulatory and Other Authorizations; Consents....... 11
     7.4  Expenses of Sale.................................... 12
     7.5  Books and Records; Post-Closing Cooperation......... 12
     7.6  Treatment of Certain Merchandise Orders............. 13
     7.7  Further Assurances.................................. 13
     7.8  Payment of Liabilities.............................. 13
     7.9  Corporate Names..................................... 13
     7.10 Confidentiality..................................... 13
     7.11 Exclusive Dealing................................... 13

8.   Conditions Precedent to the Obligations of the Seller to Close    14
     8.1  Representations and Warranties; Covenants........... 14
     8.2  No Order............................................ 14
     8.3  Consents............................................ 14
     8.4  Delivery of Closing Documents and Purchase Price.... 14

9.   Conditions Precedent to the Obligations of the Buyer to Close     15
     9.1  Due Diligence Schedule; Representations and Warranties;
          Covenants........................................... 15
     9.2  No Order............................................ 15
     9.3  Consents............................................ 16
     9.4  Approval of Board of Directors...................... 16
     9.5  Financing........................................... 16
     9.6  Guarantees.......................................... 16
     9.7  Delivery of Closing Documents....................... 16
     9.8  Evidence of Satisfaction of the Seller's Obligations. 16
     9.9  Changes of Names.................................... 17

10.  Indemnification.......................................... 17
     10.1 Survival of Representations and Warranties of the Parties    17
     10.2 Obligation of the Seller To Indemnify............... 17
     10.3 Obligation of the Buyer To Indemnify................ 18
     10.4 Notice and Resolution of Claims..................... 18
     10.5 Defense of Third Party Claims....................... 18
     10.6 Payment............................................. 18
     10.7 Limits on Indemnification; Determining Amount of Loss 18
     10.8 Offsets; Mitigation................................. 19

11.  Miscellaneous............................................ 19
     11.1 Public Announcements................................ 19
     11.2 Notices............................................. 20
     11.3 Entire Agreement.................................... 21
     11.4 Waivers and Amendments.............................. 21
     11.5 Governing Law....................................... 22
     11.6 Assignment.......................................... 22
     11.7 Severability........................................ 22
     11.8 Variations in Pronouns.............................. 22
     11.9 Exhibits and Due Diligence Schedules................ 22
     11.10...............................................Headings      22
     11.11...........................No Third-Party Beneficiaries      22
     11.12...........................................Counterparts      22


                            EXHIBITS

Exhibit A      Release Agreement
Exhibit B      Guarantee Agreement of Seller
Exhibit C      Guarantee Agreement of LIB-Com Sellers
Exhibit D      Supplemental Letter Agreement
Exhibit E      Confirmation Agreement


               CONTENTS OF DUE DILIGENCE SCHEDULE


Section 1.1..............................Certain Purchased Assets
Section 1.2.......................................Excluded Assets
Section 2.2...................................Assumed Liabilities
Section 5.1..........................Qualification; Jurisdictions
Section 5.2..........................................Subsidiaries
Section 5.4..............................................Lawsuits
Section 5.5..........................Authority; Required Consents
Section 5.9......................................Title Exceptions
Section 5.14................................Due Diligence Matters
Section 7.6....................................Merchandise Orders


Pursuant to Item 601(b)(2) of Regulation S-K, the registrant has omitted schedules (or similar attachments) to this document. The registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                    ASSET PURCHASE AGREEMENT
                    ------------------------



     This ASSET PURCHASE AGREEMENT dated June 5, 1995 (this "Agreement") by and
                                                             ---------

between AWARD MANUFACTURING COMPANY, a British Virgin Islands company (the "Seller"), and LCL INTERNATIONAL TRADERS, INC., a Delaware corporation (the
 ------

"Buyer") that is wholly owned by JAYARK CORPORATION, a Delaware corporation,
 -----


                           WITNESSETH:
                           ----------


     WHEREAS, the Seller is engaged in the business of purchasing, exporting to the United States and marketing various seasonal and other merchandise items, in selling such items at wholesale, and in acting as a sourcing agent with respect to such items (such business being herein collectively referred to as the "Business"); and
 --------


     WHEREAS, the Buyer desires to purchase from Seller, and the Seller desires to sell to the Buyer, substantially all of the assets that are used to conduct the Business, and the Seller desires to transfer to the Buyer, and the Buyer has agreed to assume, certain liabilities of the Seller relating to the Business, all pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   SALE OF ASSETS.

     1    ASSETS TO BE SOLD.  Except as otherwise provided in Section 1.2 below,
                                                              -----------

at the Closing (as defined in Section 4 below) the Seller shall grant, convey,
                              ---------

sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and receive, all of the Seller's rights, properties, assets, claims, goodwill, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located which are used in or are related to the Business (collectively, the "Purchased Assets"), which shall include,
                                    ----------------

without limitation, the following as of the Closing Date (as defined in
Section 4 below):
- ---------


     (i) all of the Seller's accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York), including but not limited to those accounts listed or otherwise identified in Section 1.1(i) of the Due Diligence Schedule (as described in more detail in Sections 7.2 and 9.1 hereof), and all
                                      ------------     ---

          rights (including all rights of rescission, replevin, reclamation and stoppage in transit, and rights to returned, reclaimed or repossessed goods) with respect thereto and all proceeds thereof (collectively, the "Accounts Receivable");
               -------------------


     (ii) all of the Seller's rights in and under permits, contracts, purchase and sale orders, quotations and other agreements relating to the Business to which the Seller is a party or in which the Seller has any interest on the Closing Date and (A) which shall be listed in
          Section 1.1(ii) or 7.6 of the Due Diligence Schedule or (B) which are expressly assumed by Buyer by Buyer's delivery to Seller prior to the Closing Date of a written notice to that effect (collectively, the "Assumed Contracts");
           -----------------


     (iii) all advertising and promotional materials, customer lists, credit information, cost and pricing information, supplier lists, business plans, reference and sales catalogs, and other similar property, information and rights (including any andall proprietary information) relating to the Business;

     (iv) all technology, trade secrets, know-how and other similar data or information (including any and all proprietary information) owned by the Seller and relating to the Business; and

     (v) all of the Seller's cash and cash equivalents, including but not limited to bank accounts, funds in transit or in the process of collection, certificates of deposit, instruments and securities (other than stock of subsidiaries).

     2    EXCLUDED ASSETS.  Anything in Section 1.1 to the contrary
                                        -----------

notwithstanding, there shall be excluded from the meaning of the term "Purchased Assets" and from the assets, properties, rights and business to be transferred and sold to the Buyer at the Closing hereunder the following (collectively, the "Excluded Assets"):
 ---------------


     (i) those accounts receivable and other assets, properties, claims and rights, as set forth in Section 1.2 of the Due Diligence Schedule;
     (ii) all accounts receivable of the Seller from Asia Pacific Industries Corp., A.P. Trading Ltd. and its subsidiaries including, without limitation, Am-World Co., Ltd., and account debtors in bankruptcy as of the date hereof;

     (iii) all refunds and receivables from tax returns filed or to be filed by the Seller;

     (iv) all tax returns, corporate minutes, seals and stock books of the Seller; and

     (v) all recoveries under pending litigation, and from those bankruptcy or insolvency proceedings of account debtors listed in
          Section 1.2 of the Due Diligence Schedule.

     3    INSTRUMENTS OF CONVEYANCE.  In order to effectuate the grant, conveyance, sale, assignment, transfer and delivery contemplated by Section 1.1
                                                                    -----------

above, the Seller will execute and deliver at the Closing a Bill of Sale and Assignment in customary form and substance reasonably satisfactory to the Buyer and the Seller (the "Bill of Sale and Assignment"), dated the Closing Date, and
                     ---------------------------

at the Closing and thereafter from time to time as reasonably requested by the Buyer or the Seller such other bills of sale and other documents or instruments of assignment, transfer or conveyance (collectively, including the Bill of Sale and Assignment, referred to herein as the "Conveyance Documents") as shall be
                                           --------------------

effective to vest in or confirm to the Buyer good and marketable title to the Purchased Assets.

     2.   ASSUMPTION OF BUSINESS LIABILITIES.
     1    NO GENERAL ASSUMPTION OF LIABILITIES BY THE BUYER.  Except for the
Assumed Liabilities as defined in and as set forth in Section 2.2 and except as
                                                      -----------

otherwise disclosed in the Due Diligence Schedule, Seller shall transfer the Purchased Assets to Buyer free and clear of all liabilities, claims, charges, liens, security interests and encumbrances and without any assumption by Buyer of any liabilities or obligations of the Seller; and specifically, but without limiting any of the foregoing, Buyer shall not assume or in any way be liable or responsible for the following (which, with all other liabilities and obligations of Seller that are not expressly assumed by Buyer hereunder, are collectively referred to as the "Excluded Liabilities"):
                    --------------------


     (i) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby;

     (ii) any liability, indebtedness or obligation of the Seller to Citibank, N.A., Bank of America, N.A., Commerzbank AG, Bayerische Vereinsbank AG (collectively, the "Hong Kong Banks"), or any other
                                             ---------------

          bank in respect of any guarantees by the Seller of obligations of LIB-Com Ltd., Liberty Bell Christmas, Inc., Ivy Mar Co., Inc., Creative Home Products, Inc. or Liberty Bell Christmas Realty, Inc. (collectively, the "LIB-Com Sellers") to such banks; and
                              ---------------


     (iii) any and all taxes based on income payable in respect of the operation of the Business up to and including the Closing Date.

     2    ASSUMED LIABILITIES.  Notwithstanding the foregoing, as of the Closing
Date Buyer shall assume, and hereby covenants and agrees to timely perform, pay or discharge in accordance with their terms, the following liabilities and obligations of the Seller (collectively, the "Assumed Liabilities"):
                                              -------------------


     (i) all liabilities and obligations under the Assumed Contracts, but only to the extent that the same are disclosed on the face of such Assumed Contracts as furnished to the Buyer or have been otherwise disclosed in writing to the Buyer; and

     (ii) those other liabilities and obligations of the Seller as (but only to the extent) set forth in Section 2.2 of the Due Diligence Schedule.

     3    INSTRUMENTS OF ASSUMPTION.  In order to effectuate the assumption and transfer of the Assumed Liabilities contemplated by Section 2.2 above, the Buyer
                                                    -----------

and the Seller will execute and deliver at the Closing one or more Assignment and Assumption Agreements, each in customary form and substance reasonably satisfactory to the Buyer and the Seller (the "Assignment and Assumption
                                               -------------------------

Agreements"), dated the Closing Date, and at the Closing and thereafter from
- ----------

time to time as reasonably requested by the Buyer or the Seller shall execute and deliver all other instruments of assumption and other documents as shall be sufficient to confirm the assignment to the Buyer of, and the Buyer's obligation to duly assume and timely pay, perform and discharge in accordance with their terms, the Assumed Liabilities (collectively, including the Assignment and Assumption Agreements, referred to herein as the "Assumption Documents").
                                                  --------------------


     3.   PURCHASE PRICE.
     1    PURCHASE PRICE.  The aggregate consideration to be paid by the Buyer to the Seller for the Purchased Assets (the "Purchase Price") shall be:
                                             --------------


     (i) Four Hundred Thousand Dollars ($400,000), payable on the Closing Date by wire transfer of immediately available funds; and

     (ii)      the assumption by Buyer of the Assumed Liabilities.

     2    ALLOCATION OF PURCHASE PRICE.  The Purchase Price shall be allocated among the Purchased Assets as determined by the Buyer after reasonable consultation with the Seller. The parties agree that for tax reporting purposes, all parties hereto shall report this transaction consistent with such allocation.

     4. CLOSING. The consummation of the transactions contemplated hereby (the "Closing") shall take place immediately upon satisfaction of the conditions
      -------

set forth in Sections 8 and 9 hereof at the offices of Herrick, Feinstein LLP,
             ----------     -

Two Park Avenue, New York, New York 10016, or at such other time and place as the Seller and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"); provided, however, that if
                                   ------------    --------  -------

the Closing shall not have occurred by July 15, 1995, this Agreement and the rights and obligations of each of the parties hereunder (except for the confidentiality provisions in 7.10) shall be null and void. The consummation of
                              ----

the transactions contemplated hereby shall be effective as of the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller makes the following representations and warranties to the Buyer to induce the Buyer to enter into and perform this Agreement, all of which are true and correct as of the date hereof and shall be true and correct as of the Closing Date (except that representations and warranties made as of a specified date are true and correct as of such date):

     1    DUE INCORPORATION AND QUALIFICATION.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Seller is qualified to transact business and is in good standing in each jurisdiction set forth in Section 5.1 of the Due Diligence Schedule. The Seller does not own or lease tangible property. The Seller has not used, been known as, or done business under, any names or identities other than those set forth in Section 5.1 of the Due Diligence Schedule.

     2    SUBSIDIARIES.  Except as set forth in Section 5.2 of the Due Diligence
Schedule, the Seller does not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any corporation, association, partnership, joint venture or other entity.

     3    RECORDS OF THE SELLER.  The copies of the Certificate of Incorporation and By-laws of Seller, and all amendments to each, and the records of actions of Seller's Board of Directors and stockholders authorizing the transactions contemplated by this Agreement have been, or at the Closing Date shall have been, delivered to the Buyer and are, or at the Closing Date shall have been, true, correct and complete.

     4    LAWSUITS.  Except as set forth in Section 5.4 of the Due Diligence
Schedule, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Seller, threatened, and there are no consent decrees, settlements or judgments effective, against the Seller or affecting its properties or businesses, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality. The Seller is not in default with respect to any order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality including but not limited to the Federal Trade Commission or U.S. Customs Service. The Seller has furnished to the Buyer, or will have furnished to the Buyer prior to the Closing, copies of all material pleadings that have been filed in each of the pending court proceedings related to or arising out of each of the material matters described in Section 5.4 of the Due Diligence Schedule.

     5    AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS; REQUIRED CONSENTS.

     (i) The Seller has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully the Seller's obligations hereunder.

     (ii) This Agreement has been duly executed and delivered by the Seller (assuming due authorization, execution and delivery by the Buyer) and constitutes the valid and binding obligation of the Seller enforceable against it in accordance with its terms, except to the extent the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors and subject to general principles of equity and equitable remedies. This Agreement has been duly and unanimously approved by the Board of Directors and the stockholders of Seller. No approval or consent of any governmental or regulatory body is required in connection with the execution and delivery by the Seller of this Agreement and the consummation and performance by the Seller of the transactions contemplated hereby, including the assignment and assumption of the Assumed Contracts, except (a) as described in Section 5.5 of the Due Diligence Schedule or (b) as may be necessary as a result of any facts or circumstances relating solely to the Buyer.
     (iii) Assuming that all consents, approvals, exemptions and other similar types of actions described in Section 5.5 of the Due Diligence Schedule have been obtained and all filings and notifications listed in the Due Diligence Schedule have been made, except as may result from any facts or circumstances relating solely to the Buyer, the execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement, and the performance by the Seller of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both constitute) a default under (a) the Certificate of Incorporation or By-Laws of the Seller; or (b) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

     6    REAL ESTATE.  The Seller does not own, lease, or have any option, contract or obligation to acquire any interest in, any real property.

     7    EMPLOYEE BENEFITS.  Seller has no employees.  Seller does not maintain, in whole or in part, contribute to, is not required to contribute to, and in the six years prior to the date hereof has not maintained in whole or in part, contributed to or been required to contribute to, any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Seller, including, but not limited to "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and "employment
                                                     -----

welfare benefit plans" (as defined in Section 3(1) of ERISA) for the benefit of any present or former officers, employees or directors of such Seller.

     8    NO BROKER.  Except for FINANCO, INC., no broker, finder, agent or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.
 The Seller is solely responsible for the fees and expenses of FINANCO, INC. Copies of Seller's engagement letter and all other contracts, agreements or arrangements with FINANCO in connection with this Agreement and transactions contemplated hereby have been provided to Buyer.

     9    TITLE.  Except as set forth in Section 5.9 of the Due Diligence
Schedule:

     (i) the Seller has and at the Closing is delivering to the Buyer good, valid and marketable title to the Purchased Assets, free and clear of any lease or conditional sales contract, security agreement, lien, encumbrance, charge, equity or claim; and

     (ii) by delivery to the Buyer of the Conveyance Documents, the Seller shall convey to the Buyer and the Buyer shall receive good, valid and marketable title to all of the Purchased Assets free and clear of all liens, encumbrances, charges, equities and claims.

     10   COMPLIANCE WITH LAWS; ILLEGAL PAYMENTS.  The Business has been conducted in all material respects in accordance and in compliance with all applicable laws, ordinances, rules and regulations. No part of the Business is dependent upon, or results from, any payments, direct or indirect, in the nature of bribes, kick-backs, or similar payments to any government or agency thereof or to any other person in the nature of contributions to any domestic or foreign political party or candidate, no illegal payments have been made by or on behalf of the Seller or otherwise in connection with the Business, and there has been no violation of the Foreign Corrupt Practices Act. The Seller is not and has never been required to file any tax returns or reports or to pay any taxes.

     11   INVENTORYSeller owns no inventory.

     12   LICENSES AND PERMITS.  Seller holds no, and there are no, licenses or permits required, pursuant to any applicable statute, law, regulation or authority for the conduct of the Business.

     13   SPECIAL RELATIONSHIPS AND ARRANGEMENTS.   The Seller has special
relationships and arrangements with its agents and suppliers including, without limitation, those for fees, mark-ups, commissions, defective merchandise adjustments, rebates, and charge-ups for banking, letters of credit, cargo insurances and shipping fees, which may not continue, and (except to the extent such relationships and arrangements are Assumed Contracts) the Buyer will have no obligation or right to maintain, and may not benefit from, such relationships and arrangements after the Closing.

     14   DUE DILIGENCE MATTERS. Except as disclosed in Section 5.14 of the Due
Diligence Schedule:

     (i) As of the Closing Date, the Seller has had the opportunity to assist the Buyer in the Buyer's due diligence investigation of the Business and in the Buyer's preparation of the Due Diligence Schedule, has reviewed the Due Diligence Schedule delivered by the Buyer at the Closing pursuant to Section 8.4(ii) and has had the opportunity to
                              ---------------

          make such amendments or corrections to the Due Diligence Schedule as the Seller considers necessary to make the Due Diligence Schedule true, correct and complete.

     (ii)      Subject to Section 6.6, as of the Closing Date, the Seller has
                          -----------

          furnished the Buyer with, and has given the Buyer access to, all information, including but not limited to all business, financial, and operating books and records, documents, instruments, contracts, agreements, schedules, computer files, and other materials as requested by the Buyer, and has given the Buyer access to the Seller's facilities, officers and employees in connection with the Buyer's due diligence investigation.

     (iii)     Subject to Section 6.6, all information, including but not
                          -----------

          limited to copies of the Assumed Contracts, furnished to the Buyer by the Seller and its representatives in connection with the Buyer's due diligence investigation and the Buyer's preparation of the Due Diligence Schedule is true, correct, and complete, and all copies of documents, instruments, agreements, contracts and other materials furnished to Buyer (including but not limited to the Assumed Contracts) shall be true, correct and complete copies of the originals of such materials.

     6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer makes the following representations and warranties to the Seller to induce the Seller to enter into and perform this Agreement, all of which are true and correct as of the date hereof and shall be true and correct as of the Closing Date (except that representations and warranties expressly made as of a specified date are true and correct as of that date).
     1    INCORPORATION AND AUTHORITY OF THE BUYER.  The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has, or as of the Closing Date will have, all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by the Seller and approval by the Board of Directors of the Buyer) constitutes or will constitute a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except to the extent the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors and subject to general principles of equity and equitable remedies. The Board of Directors of the Buyer has approved, or as of the Closing Date will have approved, the transactions contemplated by this Agreement and has authorized, or as of the Closing Date will have authorized, the execution and delivery of this Agreement by the Buyer. No approval of this Agreement and the transactions contemplated hereby by the Buyer's stockholder is required.

     2    NO CONFLICT.  The execution, delivery and performance of this
Agreement by the Buyer does not and will not (i) violate or conflict with the Certificate of Incorporation or By-laws of the Buyer, (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Buyer, or (iii) except as will not prevent the Buyer from consummating the transactions contemplated by this Agreement, violate or conflict with any instrument, contract or other agreement to which the Buyer is a party or to which Buyer or any of its assets or properties is bound or subject.

     3    CONSENTS AND APPROVALS.  The execution and delivery of this Agreement by the Buyer does not, and the performance of this Agreement by the Buyer will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except as may be necessary as a result of any facts or circumstances relating solely to the Seller.

     4    ABSENCE OF LITIGATION.  There are no claims, actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, and there are no consent decrees, settlements or judgments effective, against the Buyer or its properties or businesses, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which seek to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Buyer's ability to consummate, the transactions contemplated hereby.

     5    NO BROKER.  Except as may otherwise be applicable pursuant to Jayark
Corporation's engagement letter with Ladenburg, Thalmann & Co., Inc., no broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer. The Buyer is solely responsible for the fees and expenses of Ladenburg, Thalmann & Co., Inc. Copies of the Buyer's engagement letter with Ladenburg, Thalmann & Co., Inc. and all other contracts, agreements or arrangements with Ladenburg, Thalmann & Co., Inc. in connection with this Agreement and transactions contemplated hereby have been provided to the Seller.

     6    ACKNOWLEDGEMENT REGARDING FINANCIAL INFORMATION.  In connection with its due diligence investigation, the Buyer has been furnished with certain audited and unaudited financial statements for the Seller and, to the Buyer's knowledge, the Seller has provided to the Buyer access to the Seller's accounting and financial records as the Buyer has requested. The Buyer acknowledges that the Seller is making no representation or warranty with respect to the audited or unaudited financial statements. Nothing in this
Section 6.6 shall be construed to limited the Seller's representations and
- -----------

warranties to the Buyer.

     7    OTHER INFORMATION.  The Buyer has been advised by the Seller that the results of the Seller's operations for the Seller's fiscal year commencing on May 1, 1994 have been substantially and adversely affected by, among other things, the bankruptcy of two large customers of LIB-Com Ltd. and its subsidiaries and as a result of former employees of LIB-Com Ltd. and its subsidiaries leaving the employ of LIB-Com Ltd. and its subsidiaries, establishing a new company, and diverting a substantial volume of business away from the Seller. In addition, the Buyer has been advised by the Seller that Robert Gerdoney and Peter Phillips, two former employees and officers of LIB-Com Ltd. and its subsidiaries, have left their employment with LIB-Com Ltd. and its subsidiaries.

     As of the Closing Date only and assuming satisfaction of the conditions set forth in Section 9 hereof, the Buyer represents and warrants that (i) it has
         ---------

made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the assets, liabilities, past performance and future prospects of the Seller and the Business, (ii) it has, to Buyer's knowledge, been furnished with or given adequate access to such information about the assets and liabilities of Seller and the Business as it has requested, and (iii) the Purchase Price negotiated between the Seller and the Buyer accounts for and reflects each of the items disclosed in this Agreement and the Due Diligence Schedule; provided, however, that no investigation by the Buyer
                        --------  -------

and no provisions of this Section 6.6 shall be deemed to relieve the Seller from
                          -----------

any liability or obligation it would otherwise have, pursuant to this Agreement or otherwise.
     7.
     8.
     9.   COVENANTS AND AGREEMENTS.  The parties covenant and agree as follows:

     1    CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

     (i) The Seller covenants and agrees that, from the date hereof until the Closing, it shall conduct the Business in the ordinary course and (subject to
Section 7.1(ii) below) consistent with prior practice, use commercially
- ---------------

reasonable efforts to preserve substantially intact the business organization of the Business, and preserve the current relationships of the Seller with its important customers and suppliers and other persons with whom the Seller has significant business relationships.

     (ii) The Buyer expects and currently intends that, within ten (10) business days after the date of this Agreement, the Buyer will provide or arrange for letters of credit or other financing in an amount of at least $1,000,000, in such forms and on such terms and conditions as the Buyer in its sole discretion shall deem appropriate (the "Interim Financing") to be used by the Sellers in
                             -----------------

the operations of the Business. To induce the Buyer to provide or arrange for the Interim Financing, the Seller covenants and agrees that, from and after the date hereof and up to and including the Closing Date, the Seller will not, except with the prior approval of at least one Buyer Representative (as defined below), or alternatively, except in compliance with any policies or procedures that may be established with respect to the following and that shall be approved by at least one Buyer Representative:
     (a) pay or incur any obligation or liability, or make any expenditure, cash withdrawal or payment of any nature whatsoever, or take any other action that would have the effect of reducing the amount of the Seller's cash from that which would have been on hand in the absence of the taking of such action;
     (b) enter into, renew, extend or modify any arrangement for borrowed money or any factoring agreement or otherwise become further indebted in any manner or in any amount whatsoever;
     (c) enter into, renew, extend or modify any contract or agreement for the purchase of any goods or services, including but not limited to inventory;
     (d) enter into, renew, extend or modify any contract or agreement for the sale, consignment, or transfer of any inventory;
     (e) establish or incur any liability in respect of any new letters of credit or make any draws on or in respect of any existing letters of credit, or draw any cash under or otherwise incur any liability under the CIT Group/Factoring, Inc. agreement or other financing or factoring agreement arrangements;

in each case regardless of whether any such transaction is or would have been in the ordinary course of business prior to the date of this Agreement. For purposes of this Section 7.1(ii), the "Buyer Representatives" shall be Mr. Clay
                 ---------------

Whitehead and Mr. David L. Koffman.

     The Seller's covenants set forth in this Section 7.1(ii) shall be effective
                                              ---------------

immediately upon execution of this Agreement; provided, however, that in the
                                              --------  -------

event that the Buyer determines not to provide or arrange for the Interim Financing within ten (10) business days of the date of this Agreement, the Seller's covenants in this Section 7.1(ii) shall terminate and be of no further
                           ---------------
force or effect. The Seller agrees that the only result of the Buyer's determination not to provide or arrange for the Interim Financing shall be the termination of the Seller's covenants in this Section 7.1(ii), that Buyer has no
                                              ---------------

obligation to provide or arrange for the Interim Financing, that the Buyer's determination not to provide or arrange for the Interim Financing shall not give the Seller any right to modify the terms of or terminate this Agreement or any right to claim indemnification from the Buyer pursuant to Section 10.3, and that
                                                          ------------

the Buyer shall have no responsibility or obligation for any Losses (as defined in Section 10.2) that the Sellers may incur as a result of the Buyer's
   ------------

determination not to provide or arrange for the Interim Financing.

     2    ACCESS TO INFORMATION. From and after the date hereof, and through the
Closing Date, the Buyer will continue to conduct a due diligence investigation of the Business, and shall prepare the Due Diligence Schedule which shall set forth all information provided to the Buyer by the Seller in the course of the Buyer's due diligence investigation and that is required by the terms of this Agreement to be set forth thereon. Accordingly, from and after the date hereof until the Closing, upon reasonable notice, the Seller shall, and shall cause its officers, directors, employees, auditors and agents to:

     (i) afford the officers, employees and authorized agents and representatives of the Buyer reasonable access during normal business hours to the offices, properties, books and records of the Seller;

      (ii) furnish to the officers, employees and authorized agents and representatives of the Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Seller as the Buyer may from time to time reasonably request; and

     (iii) shall otherwise cooperate with and assist the Buyer in connection with the Buyer's due diligence investigation and preparation of the Due Diligence Schedule;

provided, however, that such investigation shall be conducted in such a manner
- --------  -------

as not to interfere unreasonably with any of the Business of the Seller. The Buyer shall afford the Seller the opportunity to assist in the preparation of the Due Diligence Schedule, shall furnish the Due Diligence Schedule to the Seller prior to or at the Closing, and the Seller shall make such amendments, supplements, or corrections as shall be necessary to make the Due Diligence Schedule true, correct and complete as of the Closing Date.

     3    REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.  From the date hereof until the Closing, each party hereto will use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate with the other parties' efforts in obtaining such authorizations, consents, orders and approvals.

     4 EXPENSES OF SALE. The Seller and the Buyer agree that all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses. All transfer, documentary, gross receipts, sales and use taxes, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Seller.

     5    BOOKS AND RECORDS; POST-CLOSING COOPERATION.

     (i) The Buyer agrees that it shall preserve and keep all books and records of the Seller in the Buyer's possession for a period of at least six (6) years from the Closing Date. After such six (6) year period, before the Buyer shall dispose of any of such books and records, at least thirty (30) calendar days' prior written notice to such effect shall be given by the Buyer to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select.

     (ii) After the Closing, upon reasonable notice, the Buyer shall give the officers, attorneys, accountants and other authorized representatives of the Seller access, during normal business hours, to the books and records of the Seller related to the Business prior to the Closing and the assets sold to, and liabilities assumed by, the Buyer hereunder, and the Buyer shall permit such persons to examine and copy such books and records to the extent reasonably requested by the Seller in connection with the preparation of the Seller's tax and financial reporting matters; provided that such access does not disrupt the
                                 --------

normal operation of the Business and that the parties granted such access are subject to confidentiality agreements reasonably acceptable in form and substance to Buyer. After the Closing, the Buyer will cause its employees and agents to cooperate fully with the Seller in connection with such reasonable examination and copying of the books and records of the Buyer related to the Business so long as such cooperation does not disrupt the normal operation of the Business and that the parties granted such access are subject to confidentiality agreements reasonably acceptable in form and substance to Buyer.
 In connection with any claim or litigation in respect of the Business as conducted on or prior to the Closing Date with respect to which the Seller has been or shall become engaged or participate, the Buyer shall cooperate in all reasonable respects with the Seller, including, without limitation, making available to the Seller relevant records or employees of the Buyer who may be helpful with respect to such claim or litigation. The Seller shall reimburse the Buyer for any reasonable out-of-pocket expenses (excluding any costs for internal personnel and overhead of the Buyer) incurred by the Buyer in connection with any cooperation provided pursuant to this Section 7.5.
                                                          -----------


     (iii) After the Closing, the Seller shall grant access to its books and records and cooperate in all reasonable respects with the Buyer in connection with any audit of Seller's books and records that Buyer requests in connection with the Buyer's reporting obligations under the rules and regulations of the Securities and Exchange Commission.

     6    TREATMENT OF CERTAIN MERCHANDISE ORDERS.  The Buyer covenants and agrees that from and after the Closing the Buyer shall pay for all merchandise orders placed by the Seller on or prior to the Closing Date which either

     (i) have been furnished to the Buyer for inspection prior to execution of this Agreement, or

     (ii)      are disclosed in Section 7.6 of the Due Diligence Schedule,

and in either event are satisfactory to the Buyer, by either replacing any existing letters of credit issued on behalf of the Seller with respect to such merchandise orders or by paying for such merchandise within a reasonable time period before such merchandise is to be shipped.

     7    FURTHER ASSURANCES.  Each of the parties shall execute such Conveyance
Documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
     8    PAYMENT OF LIABILITIES.  The Seller
agrees to pay or otherwise satisfy and discharge all of its liabilities and obligations existing as of the Closing Date, other than the Assumed Liabilities.
 The Buyer agrees to pay and discharge all of the Assumed Liabilities.

     9    CORPORATE NAMES.  The Seller
shall, from and after the Closing Date, cease all uses of the names "Award," "Award Manufacturing," and derivations and variations thereof.

     10  CONFIDENTIALITY.  Each of the
parties acknowledges that it has received, and up to and including the Closing Date will receive, certain oral and written information concerning the other party's assets, business and operation (the "Information"). Each of the parties
                                             -----------

covenants and agrees that it shall keep the Information confidential and shall not disclose the Information to any other person. Following the Closing Date, the provisions of this Section 7.10 shall continue to be binding upon Seller but
                       ------------

shall no longer be binding upon Buyer or Jayark Corporation; if the Closing shall not occur, each party shall promptly return all Information in its possession to the other party, and the provisions of this Section 7.10 shall
                                                          ------------

thereafter continue in full force and effect.

     11   EXCLUSIVE DEALING.  The Sellers
shall not, from and after the date hereof, negotiate or enter into discussions with any party other than the Buyer for the purchase, sale,lease, or transfer of, or similar transaction involving, the Purchased Assets, other than transactions in the ordinary course of business as permitted by Section 7.1.
                                                                -----------


     10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO CLOSE

 The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     1   REPRESENTATIONS AND WARRANTIES; COVENANTS.  The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another specified date, and all the covenants contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with in all material respects.

     2    NO ORDER.  No governmental authority or
other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use commercially
              --------  -------

reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated.

     3    CONSENTS.  With respect to those consents
from the third parties that are identified in Section 5.6 of the Due Diligence Schedule as "Required Consents", the Buyer and the Seller shall have received written consents to the transactions contemplated by this Agreement in form and substance satisfactory to the Seller.
     4    DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE.
  Seller shall have received each of the following:

     (i) an executed copy of the Assumption Documents, and a copy of the Confirmation Agreement referenced in Section 9.8, substantially in the
                                               -----------

          form of Exhibit E attached hereto and executed by the Hong Kong Banks;
                  ---------

     (ii) the Due Diligence Schedule, identified by Buyer as the Due Diligence Schedule referenced herein and prepared in connection herewith;
     (iii) an opinion of counsel to the Buyer dated the Closing Date, in customary form and with reasonable and customary exclusions and limitations, confirming the legal conclusions set forth in
          (a) Section 6.1 hereof and (b) Section 6.2 hereof (it being understood
              -----------                -----------

          that such counsel need not consider in connection with such opinion as to clause (ii) of Section 6.2 any matters other than those disclosed
                            -----------

          to such counsel by the Buyer as identified in such opinion and those otherwise actually known to such counsel;
     (iv) a certificate of the secretary of the Buyer attesting to the certificate of incorporation and bylaws of the Buyer, the resolutions of the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby, the good standing of the Buyer, the incumbency of the officers of the Buyer, the truth and accuracy of representations and warranties set forth in Section 6, and the
                                                      ---------

          satisfaction of the conditions set forth in Section 9;
                                                      ---------

     (v) evidence of delivery and payment of the Purchase Price pursuant to Section 3.1 hereof;
             -----------
     (vi) evidence that the Seller is as of the Closing fully released and discharged from all obligations to CIT Group/Factoring, Inc. (other than any such obligations or liabilities that are Excluded Liabilities); and
     (vii) a Release Agreement, substantially in the form attached hereto as Exhibit A, executed by the Sellers.
          ---------


     2.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER TO
CLOSE. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     1   DUE DILIGENCE SCHEDULE; REPRESENTATIONS AND WARRANTIES;
COVENANTS.

     (i) The Buyer shall have completed its due diligence investigation of the Business, and shall have prepared and delivered to the Seller the Due Diligence Schedule, which Due Diligence Schedule shall set forth all information provided to the Buyer by the Seller in the course of the Buyer's due diligence investigation and that is required by the terms of this Agreement to be set forth therein;

     (ii) Buyer shall be satisfied in all respects with its due diligence investigation of the Business and with the matters disclosed therein and with the results thereof, including but not limited to the degree of the Seller's cooperation and disclosure and all matters disclosed in the investigation and in the Due Diligence Schedule; and
          (iii) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, and all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects.

     2    NO ORDER.  No governmental authority or
other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the
                                               --------  -------

parties hereto shall use their commercially reasonable efforts to have any such statute, rule or regulation declared invalid or inapplicable and any such order or injunction vacated.

     3   CONSENTS.  With respect to those consents
from third parties identified in Section 5.6 to the Due Diligence Schedule as "Required Consents", the Buyer and the Seller shall have received written consents to the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Buyer.

     4    APPROVAL OF BOARD OF DIRECTORS.  The Buyer's Board of Directors shall have approved the execution
and delivery of this Agreement and the consummation of the transactions contemplated hereby.
     5    FINANCING.  The Buyer shall have
entered into definitive agreements with the CIT Group/Factoring Inc. or with another source of financing satisfactory to the Buyer for such financing as the Buyer shall require, upon terms and conditions acceptable to the Buyer and such financing shall be available to Buyer on the Closing Date.

     6   GUARANTEES.  The Seller shall
guarantee the performance of the obligations of the LIB-Com Sellers pursuant to that certain Asset Purchase Agreement of even date herewith between the LIB-Com Sellers and the Buyer, and the LIB-Com Sellers shall guarantee the performance of the Seller's obligations to the Buyer hereunder, pursuant to Guarantee Agreements executed and delivered by the LIB-Com Sellers or by the Seller, as the case may be, substantially in the form attached hereto as Exhibits B and C
                                                              ----------     -

(the "Guarantees").
      ----------


     7    DELIVERY OF CLOSING DOCUMENTS. The Buyer shall have received each of the following in form and
substance reasonably satisfactory to the Buyer:

     (i) executed copies of the Conveyance Documents, the Supplemental Letter substantially in the form attached hereto as Exhibit D, and the
                                                              ---------

          Guarantees;
     (ii) an opinion of counsel to Seller dated the Closing Date, in customary form and with reasonable and customary exclusions and limitations, confirming the legal conclusions set forth in (a) the first sentence of Section 5.1 hereof, (b) Section 5.5(i) hereof,
                            -----------             --------------

          (c) the first two sentences of Section 5.5(ii) hereof, and
                                         ---------------

          (d) Section 5.5(iii) hereof; and
              ----------------
     (iii) a certificate of the secretary of the Seller attesting to the certificate of incorporation and bylaws of Seller, the resolutions of the Board of Directors and stockholders of the Seller approving this Agreement and the transactions contemplated hereby, the good standing of the Seller, the incumbency of the officers of the Seller, the truth and accuracy of representations and warranties set forth in Section 5,
                                                                      ---------

          and the satisfaction of the conditions set forth in Section 8.
                                                              ---------


     8    EVIDENCE OF SATISFACTION OF THE SELLER'S OBLIGATIONS.  The Buyer shall have received from the Hong Kong Banks the Confirmation Letter substantially in the form attached hereto as Exhibit E, and the Seller shall have furnished
                            ---------

evidence satisfactory to the Buyer in its reasonable discretion of the satisfaction or other discharge of all liabilities and obligations of the Seller (or arrangements satisfactory to the Buyer therefor).

     9    CHANGES OF NAMES.  The Seller
shall have amended or shall have taken steps reasonably satisfactory to the Buyer to amend its certificate of incorporation and taken all other actions necessary to change its name to a name other than "Award" or "Award Manufacturing," or derivations and variations thereof.

     3.   INDEMNIFICATION.

     1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES.  All
representations and warranties made by the Seller and the Buyer shall survive the Closing Date and remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Buyer, for a period of two (2) years from and after the Closing Date, except that the Seller's representations and warranties set forth in the last sentence of Section 5.10
                                                                 ------------

with respect to tax matters shall survive until the expiration of the applicable statute of limitations (the "Survival Period"); provided, however, that as to
                             ---------------    --------  -------

any claim of breach or alleged breach of any agreement, covenant, representation or warranty hereunder (a "Claim), notice of which Claim has been delivered prior
                          -----

to the date that the Survival Period would have otherwise expired, but which has not been resolved by such date (whether by performance of an indemnifying party's obligations under this Section 10, by adjudication, or otherwise), the
                               ----------

Survival Period as to such representation and warranty (insofar as it relates to the Claim) and the parties' obligations under this Section 10 shall be extended
                                                   ----------

until final resolution of such Claim.

     2    OBLIGATION OF THE SELLER TO INDEMNIFY.  Subject to the limitations contained in Sections
                                                                    --------

10.7 and 10.8, the Seller shall indemnify, defend and hold harmless the Buyer
- ----     ----

and any of its parents, subsidiaries, affiliates, successors and assigns from and against any and all claims, actions, causes of action, damages, losses, liabilities, deficiencies, costs or other expenses (including interest, penalties and reasonable attorneys' fees) (collectively "Losses" and each a
                                                         ------

"Loss") arising out of or in any manner related to or due to:
 ----


     (i) any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, in the Due Diligence Schedule or in any document or other writing delivered pursuant hereto;
     (ii)      any Excluded Liability;

     (iii) any liability or obligation in respect of the Business or the Purchased Assets (except Assumed Liabilities), incurred as a result of or arising out of any action or inaction of Seller or any person acting by or on behalf of Seller before the Closing Date, and including but not limited to any liability or obligation arising under any theory of successor liability or otherwise as a result of the consummation of the transactions contemplated by this Agreement;
     (iv) any liability of Seller resulting from one or more pending or threatened lawsuits;
     (v) any liability of Seller to creditors of Seller, other than the Assumed Liabilities, which is imposed on Buyer whether as a result of bankruptcy proceedings, judgments or otherwise and whether as an account payable by Seller or as a claim of alleged preferential payments within the meaning of the United States Bankruptcy Code or otherwise;
     (vi) the existence of creditors of Seller which are not disclosed to Buyer; and
     (vii) contesting the imposition of or complying with any injunction, direction or restriction (except for those disclosed in writing to Buyer prior to the Closing Date or as disclosed in the Due Diligence Schedule) on the free and unfettered use by Buyer of, or adversely affecting, the Purchased Assets.

     3    OBLIGATION OF THE BUYER TO INDEMNIFY.  Subject to the limitations contained in Sections 10.7
                                                                   -------------

and 10.8, the Buyer shall indemnify, defend and hold harmless the Seller and any
    ----

of its parents, subsidiaries, affiliates, successors and assigns from and against any Losses arising out of or in any manner related to or due to:
     (i) a breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant hereto; or
     (ii) any liability or obligation in respect of the Assumed Liabilities or in respect of the Purchased Assets incurred after the Closing Date.

     4    NOTICE AND RESOLUTION OF CLAIMS.  An indemnified party hereunder shall give written
notice to the indemnifying party promptly of any claim after receipt of notice of any lawsuit or other action or proceeding for which recovery may be sought under Sections 10.2 or 10.3 above. If such indemnity shall arise from the claim
      -------------    ----

of a third party, each indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim with counsel reasonably acceptable to such indemnified party. The indemnifying party assuming the defense of such litigation or claim shall take all steps necessary in the defense or settlement of such claim or litigation but shall obtain the written approval of each indemnified party prior to any settlement that does not include a full and final release from any and all liability associated with such claim or litigation.

     5    DEFENSE OF THIRD PARTY CLAIMS.
 Failure by the indemnifying party to notify the indemnified party of its election to defend any such claim or litigation by a third party within ten
(10) days after written notice thereof shall have been given to the indemnifying party, shall be deemed a waiver by the indemnifying party of its right to defend such claim or litigation. If the indemnifying party does not assume the defense of any such claim by a third party or any litigation resulting therefrom then the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on terms as it may deem appropriate.

     6    PAYMENT.  Upon final determination that a
party is entitled to indemnification under this Section 10 by the parties or by
                                                ----------

a final, non-appealable judgment of a court of competent jurisdiction, the indemnifying party shall promptly reimburse the indemnified party for any Loss incurred.

     7    LIMITS ON INDEMNIFICATION; DETERMINING AMOUNT OF LOSS.  A party shall be
deemed to have suffered a Loss or to have paid or to have become obligated to pay any sum in respect of a Loss if the same shall be suffered, paid or incurred by the party or any parent, subsidiary, affiliate, successor or assignee of such party. The amount of each Loss shall be the aggregate amount suffered, paid or incurred by the party and each such parent, subsidiary, affiliate, successor or assignee (net of (i) and (ii) below). Payments by the indemnifying party pursuant to Section 10.2 or Section 10.3 shall be limited to the amount of any
            ------------    ------------

Loss that remains (i) after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recovered by the applicable indemnified party from any third party with respect thereto and (ii) after taking into account any tax benefits actually realized or to be realized in respect of the then current tax period by the party incurring the Loss, the determination of which shall take into account the effect of such Loss, any indemnification payments hereunder, and any insurance proceeds and indemnity, contribution or other similar payment recovered by the applicable indemnified party from any third party with respect thereto, (the purpose of clauses (i) and (ii) being to assure that the effect of the indemnity is to fully compensate for the Loss but not to produce any windfall benefit to the indemnified party).

     8    OFFSETS; MITIGATION.
     (i) In the event that any amount is or otherwise would be payable by the Seller to the Buyer or by the Buyer to the Seller pursuant to any provision (including but not limited to Section 10.2 or Section 10.3) of this Agreement at
                              ------------    ------------

a time when an offsetting amount also is or otherwise would be payable by the Buyer to the Seller or by the Seller to the Buyer (whether pursuant to this Agreement or otherwise), the parties shall be entitled to offset the applicable amounts and to pay only the net amounts; provided such offset is only made after
                                         --------

giving effect to the provisions of Section 10.7.
                                   ------------


     (ii) No party shall have any liability under any provision of this Agreement for any Loss of the other party to the extent that such Loss relates solely to actions taken by the other party or its affiliates after the Closing Date. Any party claiming any Loss for which it seeks indemnification hereunder shall take commercially reasonable steps to mitigate such Loss upon and after becoming aware of any event which could reasonably be expected to give rise to such Loss.

     (iii)     The rights and remedies provided to the parties under this
Section 10 are and shall be in addition to, and are not in limitation or
- ----------

substitution of, any other rights and remedies available to the parties, whether under this contract, at law, or in equity.

     4.  MISCELLANEOUS.

     1  PUBLIC ANNOUNCEMENTS.
Jayark Corporation will make a public press announcement regarding the closing of this Agreement and other disclosures as required by applicable law and the NASDAQ Stock Market. Except as required by applicable law, Seller shall not make any public announcement or otherwise communicate with any news media in respect of this transaction or the other transactions contemplated herein without prior notification to Buyer, and the parties shall cooperate as to the terms and content of any such announcement by Seller.

     2   NOTICES.  All notices, requests, claims,
demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):
                                          ------------


                    if to the Buyer:

                         LCL International Traders, Inc.
                         c/o Jayark Corporation
                         6116 Skyline Drive
                         Suite 102
                         Houston, Texas 77057
                         Telecopy: (713) 783-7850
                         Attention: David L. Koffman

                    with a copy to:

                         Mayor, Day, Caldwell &
                          Keeton, L.L.P.
                         700 Louisiana, Suite 1900
                         Houston, Texas 77002-2778
                         Telecopy:  (713) 225-7047
                         Attention: Geoffrey K. Walker, Esq.

                    If to the Seller:

                         Asia Pacific Industries Corp.
                         Re: Award Manufacturing Corporation
                         901-2 Tower 6
                         China Hong Kong City
                         33 Canton Road
                         Kowloon, Hong Kong

                    with a copy to:

                         Herrick, Feinstein LLP
                         Two Park Avenue
                         New York, New York 10016
                         Telecopy:  (212) 889-7577
                         Attention: Michael Heitner, Esq.

     5    ENTIRE AGREEMENT.  This Agreement
constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Buyer with respect to the subject matter hereof.

     6    WAIVERS AND AMENDMENTS.
This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Except as otherwise set forth in Section 10.8(iii) above,
                                                       -----------------

the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     7    GOVERNING LAW.  This Agreement shall
be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed in that State, regardless of laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that state or federal courts in the State of New York shall have exclusive jurisdiction over any litigation commenced by either party which has as its basis this Agreement or any of the transactions contemplated hereunder, and that all such litigation shall be instituted and maintained therein; provided, however, that, until the sixth
                                   --------  -------

(6th) anniversary of the Closing, Seller shall appoint and maintain CT Corporation System or Prentice Hall Legal and Financial Services as its registered agent for service of process within the State of New York, and shall maintain its corporate existence, good standing and qualification, and shall take all other actions as shall be necessary as appropriate to remain within the jurisdiction of, and amenable to suit in, such courts.

     8    ASSIGNMENT.  This Agreement or any
portion thereof may be assigned by the Buyer to one or more wholly-owned subsidiaries of the Buyer or Jayark Corporation, provided that no such assignment shall relieve the Buyer from any liability or obligation hereunder.

     9    SEVERABILITY.  If any term or other
provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     10  VARIATIONS IN PRONOUNS.  All
pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     11  EXHIBITS AND DUE DILIGENCE SCHEDULES
  The Exhibits to this Agreement and Due Diligence
Schedule to this Agreement are hereby made a part of this Agreement as if set forth in full herein.
     12   HEADINGS.  The descriptive headings
contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     13   NO THIRD-PARTY BENEFICIARIES
  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     14   COUNTERPARTS.  This Agreement may be
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   BUYER:

                                   LCL INTERNATIONAL TRADERS, INC.


                                   By /s/ David L. Koffman
                                     ----------------------------

                                     Name:   David L. Koffman
                                     Title:  President












                                   SELLER:

                                   AWARD MANUFACTURING COMPANY


                                   By /s/ Fay Chan
                                     ----------------------------

                                     Name:   Fay Chan

                       GUARANTEE AGREEMENT


     THIS GUARANTEE AGREEMENT (this "Guarantee") dated as of June 5, 1995, made
                                     ---------

and delivered by AWARD MANUFACTURING CORPORATION, a company organized under the laws of the British Virgin Islands (the "Guarantor"), in favor of LCL
                                         ---------

INTERNATIONAL TRADERS, INC., a Delaware corporation ("Buyer"),
                                                      -----


                           WITNESSETH:
                           ----------


     WHEREAS, pursuant to that certain Asset Purchase Agreement dated June 5, 1995 (the "Asset Purchase Agreement") by and among LIB-Com Ltd., Liberty Bell
           ------------------------

Christmas, Inc., Ivy Mar Co., Inc., Creative Home Products, Inc., and Liberty Bell Christmas Realty, Inc. (the "Sellers") and Buyer, Buyer agreed to purchase
                                  -------

certain assets and assume certain liabilities of the Sellers; and

     WHEREAS, the Sellers have jointly and severally made certain representations and warranties to Buyer to induce Buyer to enter into the Asset Purchase Agreement, as a result of which Sellers may have certain obligations to Buyer; and

     WHEREAS, as a condition to entering into the Asset Purchase Agreement, Buyer has required that Guarantor execute, deliver and enter into this Guarantee; and

     WHEREAS, Guarantor is willing to execute, deliver and enter into this Guarantee;

     NOW, THEREFORE, in consideration of the premises and in order to induce Buyer to enter into the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with Buyer as follows:

     1.   Guarantee.  Guarantor hereby unconditionally and irrevocably
          ---------

guarantees the prompt and complete payment and performance of each and all of the Obligations of each and all of the Sellers. As used in this Agreement, "Obligations" shall mean any liability or obligation of any of the Sellers owed
 -----------

to Buyer or any of Buyer's affiliates or assigns arising under or in connection with the Asset Purchase Agreement or the transactions contemplated thereby, arising under contract, at law, or in equity, and including but not limited to any obligation of any of the Sellers to indemnify Buyer or any of its affiliates or assigns from any Loss (as defined in the Asset Purchase Agreement) as a result of a breach by any Seller of a representation or warranty made in the Asset Purchase Agreement.

     2.   Term of Guarantee.  This Guarantee shall remain in full force and
          -----------------

effect for so long as any of the Obligations are enforceable against any of the Sellers whether pursuant to Section 10.1 of the Asset Purchase Agreement or otherwise.

     3.   Right of Offset.  Upon any failure by Seller to pay or satisfy any of
          ---------------

its Obligations when due, Buyer is hereby irrevocably authorized at any time and from time to time to apply any of Guarantors' respective assets which may be in Buyer's possession or control towards satisfaction of the obligations of the Guarantors hereunder. Buyer shall notify Guarantors promptly of any such application of assets made by it, provided that the failure to give such notice
                                  --------

shall not affect the validity of such appropriation. The rights of Buyer under this Section 3 are in addition to all other rights and remedies (including,
     ---------

without limitation, other rights of set-off) which Buyer may have as a result of this Guarantee or any other agreement.

     4.   Guarantee Absolute, Irrevocable and Unconditional.  Guarantor waives
          -------------------------------------------------

any and all notice of proof of reliance by Buyer upon this Guarantee or proof of acceptance of this Guarantee, and the Asset Purchase Agreement shall conclusively be deemed to have been entered into in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any circumstance which constitutes an equitable or legal discharge of any Seller for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy. When Buyer is pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue any rights and remedies as it may have against the Sellers for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Sellers or to exercise any such right of offset, or any release of any Seller or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against the Guarantor.

     5.   Reinstatement.  This Guarantee shall continue to be effective, or be
          -------------

reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.
     6.   Costs of Enforcement.  Guarantor agrees to pay any and all expenses
          --------------------

(including, without limitation, fees and disbursements of counsel) incurred by Buyer in enforcing this Guarantee.

     7.   Severability.  Any provision of this Guarantee which is prohibited or
          ------------

unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

     8.   No Waiver; Cumulative Remedies.  No failure to exercise, nor any delay
          ------------------------------

in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies available to Buyer.

     9.   Waivers and Amendments; Successors and Assigns; Governing Law.  None
          -------------------------------------------------------------

of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer.

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.

                              AWARD MANUFACTURING CORPORATION



                              By: /s/ Fay Chan
                                 --------------------------------

                              Name:Fay Chan

                       GUARANTEE AGREEMENT


     THIS GUARANTEE AGREEMENT (this "Guarantee") dated June 5, 1995, made and
                                     ---------

delivered by LIB-COM LTD., LIBERTY BELL CHRISTMAS, INC., IVY MAR CO., INC., CREATIVE HOME PRODUCTS, INC., each companies organized under the laws of the State of Delaware, and LIBERTY BELL CHRISTMAS REALTY, INC., a company organized under the laws of the State of New York (collectively, the "Guarantors"), in
                                                            ----------

favor of LCL INTERNATIONAL TRADERS, INC., a Delaware corporation ("Buyer"),
                                                                   -----


                           WITNESSETH:
                           ----------


     WHEREAS, pursuant to that certain Asset Purchase Agreement dated June 5, 1995 (the "Asset Purchase Agreement") by and among Award Manufacturing
           ------------------------

Corporation (the "Seller") and Buyer, Buyer agreed to purchase certain assets
                  ------

and assume certain liabilities of the Seller, and pursuant to a separate asset purchase agreement of even date herewith (the "LIB-Com Agreement") Buyer further
                                               -----------------

agreed to purchase certain assets and assume certain liabilities of Guarantors; and

     WHEREAS, Seller has made certain representations and warranties to Buyer in the Asset Purchase Agreement to induce Buyer to enter into the Asset Purchase Agreement, as a result of which Seller may have certain obligations to Buyer; and

     WHEREAS, as a condition to entering into the Asset Purchase Agreement, Buyer has required that Guarantors execute, deliver and enter into this Guarantee; and
     WHEREAS, Guarantors are willing to execute, deliver and enter into this Guarantee;

     NOW, THEREFORE, in consideration of the premises and in order to induce Buyer to enter into the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree with Buyer as follows:

     1.   Guarantee.  Guarantors hereby unconditionally and irrevocably and
          ---------

jointly and severally guarantee to Buyer the prompt and complete payment and performance of each and all of the Obligations of each and all of the Sellers. As used in this Agreement, "Obligations" shall mean any liability or obligation
                            -----------

of the Seller to Buyer or any of Buyer's affiliates or assigns arising under or in connection with the Asset Purchase Agreement or the transactions contemplated thereby, whether arising under contract, at law, or in equity, and including but not limited to any obligation to indemnify Buyer or any of its affiliates or assigns from Loss (as defined in the Asset Purchase Agreement) as a result of a breach of any representation or warranty made by Seller in the Asset Purchase Agreement.

     2.   Term of Guarantee.  This Guarantee shall remain in full force and
          -----------------

effect for so long as any of the Obligations are enforceable against Seller, whether pursuant to Section 10.1 of the Asset Purchase Agreement or otherwise.

     3.   Right of Offset.  Upon any failure by Seller to pay or satisfy any of
          ---------------

its Obligations when due, Buyer is hereby irrevocably authorized at any time and from time to time to apply any of Guarantors' respective assets which may be in Buyer's possession or control towards satisfaction of the obligations of the Guarantors hereunder. Buyer shall notify Guarantors promptly of any such application of assets made by it, provided that the failure to give such notice
                                  --------

shall not affect the validity of such appropriation. The rights of Buyer under this Section 3 are in addition to all other rights and remedies (including,
     ---------

without limitation, other rights of set-off) which Buyer may have as a result of this Guarantee or any other agreement.

     4.   Guarantee Absolute, Irrevocable and Unconditional.  Guarantors waive
          -------------------------------------------------

any and all notice of proof of reliance by Buyer upon this Guarantee or proof of acceptance of this Guarantee, and the Asset Purchase Agreement shall conclusively be deemed to have been entered into in reliance upon this Guarantee. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any circumstance which constitutes an equitable or legal discharge of Seller for the Obligations, or of the Guarantors under this Guarantee, in bankruptcy. When Buyer is pursuing its rights and remedies hereunder against Guarantors, Buyer may, but shall be under no obligation to, pursue any rights and remedies as it may have against the Seller for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or to exercise any such right of offset, or any release of Seller or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against the Guarantors.

     5.   Reinstatement.  This Guarantee shall continue to be effective, or be
          -------------

reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

     6.   Costs of Enforcement.  Guarantors further agree to pay any and all
          --------------------

expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guarantee.

     7.   Severability.  Any provision of this Guarantee which is prohibited or
          ------------

unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

     8.   No Waiver; Cumulative Remedies.  No failure to exercise, nor any delay
          ------------------------------

in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies available to Buyer.

     9.   Waivers and Amendments; Successors and Assigns; Governing Law.  None
          -------------------------------------------------------------

of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantors and Buyer.

     IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be duly executed and delivered as of the day and year first above written.

                                   LIB-COM LTD.


                                             By:/s/ Joel Margolin
                                                ----------------------
                              NameJoel Margolin
                              TitlPresident



                                   LIBERTY BELL CHRISTMAS, INC.


                                             By:/s/ Joel Margolin
                                                ----------------------

                              NameJoel Margolin
                              TitlPresident



                                   IVY MAR CO., INC.


                                             By:/s/ Joel Margolin
                                                ----------------------

                              NameJoel Margolin
                              TitlPresident


                                   CREATIVE HOME PRODUCTS, INC.


                                            By: /s/ Joel Margolin
                                               -----------------------

                              Name:Joel Margolin
                              TitlePresident
                                   LIBERTY BELL CHRISTMAS REALTY, INC.


                                            By: /s/ Joel Margolin
                                               -----------------------

                              Name:Joel Margolin

THIS NOTE AND THE INDEBTEDNESS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES STATUTE. NO SALE, TRANSFER OR OTHER DISPOSITION HEREOF OR THEREOF, OR OF ANY INTEREST HEREIN OR THEREIN, MAY BE MADE OR SHALL BE RECOGNIZED UNLESS IN THE SATISFACTORY WRITTEN OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER SUCH TRANSACTION WOULD NOT VIOLATE OR REQUIRE REGISTRATION UNDER SUCH ACT OR OTHER STATUTE.


                         PROMISSORY NOTE


$3,000,000.00 (U.S.)                                June 22, 1995
                                          Central Islip, New York

     FOR VALUE RECEIVED, and intending to be legally bound, LCL INTERNATIONAL TRADERS, INC., a Delaware corporation (the "Maker"), having an address at 1150 Motor Parkway, Central Islip, New York, 11722, promises to pay on July 29, 1998 (the "Maturity Date") to the order of COMMERZBANK AG, HONG KONG BRANCH (the "Payee") at 1150 Motor Parkway, Central Islip, New York 11722, in lawful money of the United States of America and in immediately available funds, the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the "Maturity Amount") subject to the further terms and provisions hereof. The Maturity Amount payable at the Maturity Date shall include interest at the rate of twelve percent (12%) per annum from the date hereof to and including the Maturity Date, such interest to be compounded quarterly and calculated on the basis of a 365 or 366-day year, as appropriate, on the initial implicit principal amount hereof, which shall be that amount which, when added to the amount of such accrued and compounded interest thereon, shall aggregate the Maturity Amount on the Maturity Date.

     This Note may not be prepaid, in whole or in part, prior to the Maturity Date, other than as provided in this paragraph. This Note represents all or a portion of the "Promissory Note" referred to in, and is subject to all of the terms, conditions and provisions of, (i) the Asset Purchase Agreement dated as of June 5, 1995 between the Maker and LIB-COM, Ltd., a Delaware corporation, LIBERTY BELL CHRISTMAS, INC., a Delaware corporation, IVY MAR CO., INC., a Delaware corporation, CREATIVE HOME PRODUCTS, INC., a Delaware corporation and LIBERTY BELL CHRISTMAS REALTY, INC., a New York corporation (collectively, the "Original Payee") and the Guaranty Agreement dated as of June 5, 1995 between the Maker and the Original Payee, including provisions under which the Maker may be entitled to set-off obligations of the Maker to the Original Payee pursuant to such Asset Purchase Agreement and Guaranty Agreement against amounts otherwise owing to the Original Payee by Maker under this Note and (ii) the Confirmation Letter agreement between the Maker and Citibank, N.A., Commerzbank AG and Bayerische Vereinsbank AG (collectively, the "Banks") dated June 22, 1995 pursuant to which the Maker has agreed that, notwithstanding anything to the contrary in the Asset Purchase Agreement and Guaranty Agreement, the Maker shall cease to have any such rights of set-off with respect to this Note (other than, if applicable, the Tax Lien Set-Off Right, as defined in such Confirmation Letter agreement) for so long as this Note is held and owned, of record and beneficially, by any Exempt Party, as defined in such Confirmation Letter agreement. In the event of any such set-off against this Note: (a) the amount so set-off shall be deemed to have been repaid on the date of such set-off and shall be deemed to have been applied first to payment of accumulated unpaid interest and second to payment of the implicit principal amount hereof; and
(b) from and after the date of such set-off, the remaining unpaid principal and accumulated unpaid interest on this Note (if any) shall continue to accrue interest as provided in the first paragraph of this Note through the Maturity Date, and the resulting aggregate principal and accumulated unpaid interest amount shall be due and payable in full on the Maturity Date, subject to further similar reduction in the event of any further set-off.

     This Note is transferable only upon presentation and surrender, duly endorsed for transfer and issuance of a replacement Note, at the office of the Maker set forth above, and any such transfer is subject to the restrictions set forth in the legend at the top of this Note. THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT.

     THIS NOTE SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; AND THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed at the place and on the date first above appearing.

                                   LCL INTERNATIONAL TRADERS, INC.


                                   By: /s/ David L. Koffman
                                      --------------------------------

                                   Name:David L. Koffman

                 LCL INTERNATIONAL TRADERS, INC.
                       1150 Motor Parkway
                          Central Islip
                    New York, New York 11722

                          June 22, 1995



Citibank, N.A.                         Via Telecopy 852 2523 0949
c/o Ms. Monique Lau
Group Head
Citibank Tower
47th Floor
Citibank Plaza
3 Garden Road
Central, Hong Kong
Global Finance Corporate Banking Group

Commerzbank AG                         Via Telecopy 852 2868 1414
Dr. Achim Lauermann
Senior Manager
Corporate Banking
Commerz Bank - Hong Kong Branch
3A Charter Road
Hong Kong

Bayerische Vereinsbank AG              Via Telecopy 852 2877 2196
Mr. Michael Grabowski
Executive Vice President, General Manager
Hong Kong Branch
41st Floor
Bank of China Tower



June 22, 1995
Page 2
1 Garden Road
Hong Kong

Ladies and Gentlemen:

     This letter (the "Confirmation Letter") confirms certain understandings and agreements between LCL INTERNATIONAL TRADERS, INC., a Delaware corporation (the "Buyer"), a wholly-owned corporate subsidiary of JAYARK CORPORATION, a Delaware corporation ("Jayark"), and you (collectively the "Banks" and each individually a "Bank") with respect to: (a) the purchase by the Buyer of substantially all of the assets and assumption of certain liabilities of LIB-COM LTD., a Delaware corporation ("LIB-Com"), LIBERTY BELL CHRISTMAS, INC., a Delaware corporation ("Liberty Bell"), IVY MAR CO., INC., a Delaware corporation ("Ivy Mar"), CREATIVE HOME PRODUCTS, INC., a Delaware corporation ("Creative"), and LIBERTY BELL CHRISTMAS REALTY, INC., a New York corporation ("Realty" and together with LIB-Com, Liberty Bell, Ivy Mar and Creative, referred to collectively as the "LIB-Com Sellers" and individually as a "LIB-Com Seller"), and related transactions pursuant to the Asset Purchase Agreement dated as of June 5, 1995 among the Buyer and the LIB-Com Sellers (the "LIB-Com Asset Purchase Agreement"); (b) the purchase by the Buyer of substantially all of the assets and assumption of certain liabilities of Award Manufacturing Corporation, a British Virgin Islands company ("Award" and together with the LIB-Com Sellers referred to collectively as the "Sellers" and individually as a "Seller"), and related transactions pursuant to the Asset Purchase Agreement dated as of June 5, 1995 between the Buyer and Award (the "Award Asset Purchase Agreement" and together with the LIB-Com Asset Purchase Agreement, the "Asset Purchase Agreements"); (c) the Guaranty Agreement by the LIB-Com Sellers in favor of the Buyer (the "LIB-Com Guaranty"); (d) the Guaranty Agreement by Award in favor of



June 22, 1995
Page 3
the Buyer (the "Award Guaranty"); (e) the Supplemental Letter Agreement among the Sellers and the Buyer (the "Supplemental Letter"); and (f) the other agreements, instruments, documents, certificates, securities and schedules executed or delivered by or on behalf of the Buyer or by or on behalf of any one or more of the Sellers in connection with the transactions contemplated by the Asset Purchase Agreements, the LIB-Com Guaranty, the Award Guaranty or the Supplemental Letter (all of such agreements, instruments, documents, certificates, securities and schedules referred to in clauses (a) through (f) of this sentence being referred to collectively as the "Transaction Documents" and individually as a "Transaction Document", and all of the actions and transactions to be effected pursuant to or in connection with the execution, delivery or performance of any or all of the Transaction Documents being referred to collectively as the "Transaction").

     1. The Buyer hereby confirms to each Bank as of the date of the Closing (as defined in each of the Asset Purchase Agreements) that: (a) the representations and warranties of the Buyer set forth in each Asset Purchase Agreement are true and correct as of the date of the Closing;
          (b) the forms of the Transaction Documents executed and delivered in connection with the consummation of the Transaction did not or will not differ in any respect material to the Banks from the forms thereof furnished to the Banks prior to or contemporaneously with the delivery of this Confirmation Letter; and (c) the Buyer intends in good faith to seek to conduct its business after consummation of the Transaction so as to optimize its long-term value and thereby to seek to optimize the value of (i) the 1,000,000 shares of Jayark common stock issued to the LIB-Com Sellers pursuant to the LIB-Com Asset Purchase Agreement (the "Jayark Shares"), (ii) the "Promissory Note" of the Buyer issued



June 22, 1995
Page 4
          to the LIB-Com Sellers pursuant to (and as defined in) the LIB-Com Asset Purchase Agreement and (iii) the "Contingent Payment" by the Buyer to the LIB-Com Sellers pursuant to (and as defined in) the LIB-Com Asset Purchase Agreement. Nothing in the preceding sentence shall under any circumstances be construed to impose any fiduciary or other legal duty upon the Buyer or Jayark in favor or for the benefit of any Bank, and the Buyer expressly disclaims any representation or warranty that the Jayark Shares, the Promissory Note or the Contingent Payment will at any time have any particular, or any, value.

     2. Each Bank hereby confirms to the Buyer as of the Closing that: (a) such Bank is aware of and consents fully and for all purposes to the execution and delivery of all Transaction Documents and to the Transaction; (b) such Bank irrevocably and for all purposes foreswears, waives and forever releases and discharges any security or other interest, claim or cause of action it may at any time have or have had with respect to or against (i) the Buyer, Jayark or any affiliate, agent or representative of the Buyer or Jayark or (ii) any assets, rights, titles or interests acquired by the Buyer in the Transaction; and (c) such Bank understands and agrees that Jayark shall not under any circumstances be deemed responsible to any Bank or any other party claiming by through or under any Bank, directly or indirectly, primarily or secondarily, at law or in equity or otherwise in whole or in part for any debt, liability, obligation, agreement, duty, act or omission of the Buyer, and Jayark is hereby made an express third party beneficiary of all agreements, undertakings and confirmations of each Bank in this Confirmation Letter.



June 22, 1995
Page 5
     3. Each Bank hereby further confirms to the Buyer that the Sellers and certain of their affiliates (the "Bank Debtors") are indebted to the Banks through guarantees or otherwise in an aggregate amount exceeding the aggregate value, as of the Closing, of the following aggregate consideration being received by the Sellers in the Transaction: (i) the sum of $3,000,000 cash, (ii) the Jayark Shares, (iii) the Promissory Note and (iv) the Contingent Payment (it being agreed that the Contingent Payment is too uncertain to be attributed any value as of the Closing). The Buyer understands and consents that, subject to and on the terms provided in Section 4 below, the consideration referred to in clauses (i) through (iv) of the preceding sentence is, at or promptly after the Closing, to be assigned or otherwise transferred to or for the benefit of one or more of the Banks in partial satisfaction of the obligations of the Bank Debtors. In order to induce the Buyer to consent to such transfer, each Bank hereby confirms to the Buyer and to Jayark that: (a) such Bank will acquire the Jayark Shares, the Promissory Note, the Contingent Payment, or any interest in or portion of any of the foregoing (collectively, the "Restricted Consideration"), solely for its own account, for investment, and without any view to any resale or other distribution thereof; and (b) the Restricted Consideration so acquired by such Bank may not be resold, reassigned or transferred, directly or indirectly, in whole or in part, except pursuant to registration under all applicable securities laws or available exemptions therefrom, and each certificate or other document evidencing any such Restricted Consideration may bear an appropriate restrictive legend.



June 22, 1995
Page 6
     4. In consideration of the foregoing, the Buyer agrees as set forth in this Section 4.
          (a) Upon the assignment or other transfer of the Restricted Consideration to or for the benefit of one or more of the Banks, notwithstanding anything to the contrary in any of the Transaction Documents, the Buyer shall cease to have any rights of set-off with respect to the Restricted Consideration (other than the Tax Lien Set-Off Right, which the Buyer shall retain if applicable) for so long as such Restricted Consideration is held and owned, of record and beneficially, by any Exempt Party. The term "Tax Lien Set-Off Right" shall mean the right of the Buyer to set-off, with respect to the Restricted Consideration held by an Exempt Party, any payment made by the Buyer by reason of any liability or obligation incurred by the Buyer arising out of or in connection with any tax lien filed by the Internal Revenue Service on or prior to the Closing Date against any of the Sellers (a "Tax Lien"); provided, however, that the maximum aggregate amount that the Buyer shall be permitted so to set-off with respect to a Tax Lien Set-Off Right shall be the lesser of
               (i) the amount of the Tax Lien as of the date of such set-off or
               (ii) $800,000; and provided further, however, that if and to the extent that the Buyer receives and is entitled to retain any cash reimbursement of any amounts so set-off pursuant to a Tax Lien Set-Off Right, the Buyer will reverse and nullify such set-off to the extent of such reimbursement amounts so received effective as of the relevant dates of receipt. The Buyer will advise the relevant Exempt Parties in writing reasonably promptly after any such set-off or reversal and nullification of any such set-off.



June 22, 1995
Page 7
               The Buyer shall have no such Tax Lien Set-Off Right unless the Buyer furnishes to the Banks, within thirty (30) days after the Closing Date, evidence that there was in fact a Tax Lien filed as of the Closing Date. The term "Exempt Party" shall mean any of the Banks or any subsequent permitted transferee of any Restricted Consideration but shall at all times exclude any Bank Debtor or any affiliate of, successor to or assignee of any Bank Debtor. Upon any acquisition of any Restricted Consideration by any person or entity that is not an Exempt Party, the Buyer's full rights of set-off with respect to such Restricted Consideration shall be reinstated as if all such Restricted Consideration had remained subject to the sole record and beneficial ownership of the Sellers to which such Restricted Consideration is initially deliverable at the Closing. Each Promissory Note issued upon transfer to a Bank or other Exempt Party will be in substantially the form attached hereto as Exhibit A.
               ---------


          (b) Upon the assignment or other transfer of the Contingent Payment to or for the benefit of one or more of the Banks, notwithstanding anything to the contrary in any of the Transaction Documents: (i) the Contingent Payment amount shall equal twenty-five percent (25%) of the amount (if any) by which
               (x) the amount of Buyer's net income, as determined in accordance with U.S. generally accepted accounting principles, for the period consisting of the Buyer's fiscal year ended April 30, 1996 or for the period consisting of the Buyer's fiscal year ended April 30, 1996 together with the calendar month of May 1996,



June 22, 1995
Page 8
               whichever is greater, shall exceed (y) $500,000; and (ii) the Contingent Payment, if any, shall be payable within fifteen (15) days after the Buyer's audited financial statements for the fiscal year ended April 30, 1996 and the Buyer's unaudited financial statements for the month of May 1996 become available.
                Upon any acquisition of any interest in the Contingent Payment by any person or entity that is not an Exempt Party, the provisions of this Section 4(b) shall cease to apply with respect to such interest in the Contingent Payment and the obligation of the Buyer in respect of such interest in the Contingent Payment (if any) shall be calculated and paid as provided in Section 3.1(iv) of the LIB-Com Asset Purchase Agreement as if such interest in the Contingent Payment had remained subject to the sole ownership of the LIB-Com Sellers pursuant to the LIB-Com Asset Purchase Agreement.

     The Buyer requests that each Bank execute and return a copy of this Confirmation Letter by facsimile, with a signed copy to follow by courier delivery, to evidence and confirm the foregoing.

                              Yours very truly,

                              LCL INTERNATIONAL TRADERS, INC.

                              By: /s/ David L. Koffman
                                  -------------------------------

                              Name:David L. Koffman
                              TitlePresident



June 22, 1995
Page 9


AGREED AND CONFIRMED:

CITIBANK, N.A.                COMMERZBANK AG

By: /s/ Monique Lau           By: /s/ Michael J. Oliver    /s/ Harold W. Moser
    ---------------------         --------------------------------------------

Name:Monique Lau              Name:Michael J. OliveHarold W. Moser
TitleVice President           TitleGeneral Manager Senior Manager


BAYERISCHE VEREINSBANK AG

By: /s/ T. Kessler       /s/ A. Hertrampf
    ----------------------------------------------

Name:T. Kessler       A. Hertrampf
TitleGeneral Manager  Assistant Manager



June 22, 1995
Page 10
CONFIRMATION BY AND REGISTRATION AGREEMENT OF JAYARK CORPORATION:

     By its signature below, Jayark Corporation confirms to the Banks (all capitalized terms in this paragraph having the meanings provided in the foregoing Confirmation Letter) that: (a) Jayark is aware of the Transaction and Transaction Documents and has been advised by the LIB-Com Sellers of the proposed assignment or other transfer of the Restricted Consideration by the LIB-Com Sellers to the Banks at or promptly after the Closing; (b) Jayark hereby consents to the assignment or other transfer of the Jayark Shares by the LIB-Com Sellers to the Banks at or promptly after the Closing, and to the assignment or other transfer by the Sellers to the Banks of the other consideration received by the Sellers in the Transaction as provided in the foregoing Confirmation Letter; (c) Jayark will use its influence as a stockholder of LCL International Traders, Inc., as permitted by law, to assist the management of LCL International Traders, Inc. to seek to optimize the long-term value of LCL International Traders, Inc. and thereby to seek to optimize the value of the Restricted Consideration; and (d) Jayark will not take any action as a result of which Jayark would cease to be the majority stockholder of LCL International Traders, Inc. prior to July 29, 1998 without the consent of the holder(s) of a majority of the then outstanding face amount of the Promissory Note, provided that such consent may not be unreasonably withheld. Nothing in the preceding sentence shall under any circumstances be construed to impose any fiduciary or other legal duty upon Jayark in favor or for the benefit of any Bank, and by its signature above each of the Banks expressly disclaims any representation or warranty that the Jayark Shares, the Promissory Note or the Contingent Payment will at any time have any particular, or any, value.



June 22, 1995
Page 11
     By its signature below, Jayark further agrees as follows (all capitalized terms having the meanings provided in the foregoing Confirmation Letter):

     1. At any time after the second anniversary of the Closing, the Banks that are the record and/or beneficial owners of Jayark Shares ("Holders") shall have the right, on one occasion only, by written notice delivered to Jayark (the "Demand Notice"), to require Jayark to register under and in accordance with the provisions of the United States Securities Act of 1933, as amended (the "Securities Act"), the number of Jayark Shares requested by the Holders to be so registered (a "Demand Registration"), subject to any restrictions under any relevant securities laws, or rules or regulations of any relevant stock exchange and to the reasonable and customary terms of any relevant underwriting agreement. Jayark shall use its commercially reasonable best efforts to file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-1, S-2, S-3, SB-1 or such other comparable successor form as may be prescribed from time to time by the SEC (a "Registration Statement") within 90 days with, and shall use its commercially reasonable best efforts to cause the same to be declared effective by, the SEC within 150 days of the date on which the Holders give the Demand Notice with respect to such Demand Registration. Jayark shall be entitled in respect of any Demand Notice to postpone, for a reasonable period of time, not in excess of 90 days, the filing and required effective date of a Registration Statement if Jayark determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could interfere with bona fide financing plans, or a prospective acquisition or other material transaction, of Jayark or



June 22, 1995
Page 12
          would otherwise require disclosure of information, the premature disclosure of which could materially adversely affect Jayark. If Jayark postpones the filing of a Registration Statement, it shall promptly notify the Holders in writing when the events or circumstances permitting such postponement have ended. Jayark shall be released from its obligation to attempt to effect a Demand Registration if, at the time of the giving of the Demand Notice or within 150 days thereafter, the Holders would have available an exemption from registration for an offering of all of the Jayark Common Stock pursuant to Rule 144(k) under the Securities Act.

     2. In the event that Jayark proposes to file a Registration Statement with the SEC with respect to an underwritten public offering by Jayark of Jayark Common Stock for cash, whether or not for Jayark's own account, during the period commencing on the date hereof and ending on the third anniversary of the Closing Date, Jayark shall give written notice of such proposed filing to each of the Banks that is a holder of any of the Jayark Shares at least fifteen (15) days before the anticipated filing date (in which notice Jayark shall use its best efforts to name the proposed managing underwriter of such offering and the anticipated price range per share of Jayark Common Stock), and such notice shall offer each Holder the opportunity to register such number of the Holder's Jayark Shares as such Holder may request in writing within ten (10) days after receipt of such notice. Notwithstanding the foregoing, if the managing underwriter of such offering advises Jayark that the total numbers of shares of Jayark Common Stock which Jayark, the Holders and any other persons intend to include in such offering would adversely affect the success of such



June 22, 1995
Page 13
          offering, then the amount of Jayark Shares to be offered for the account of the Holders shall be reduced to the extent necessary to reduce the total number of shares of Jayark Common Stock to be included in such offering to the amount recommended by such managing underwriter; provided that if shares of Jayark Common Stock are being offered for the account of other persons as well as the Holders, such reduction shall not represent a greater fraction of the number of shares of Jayark Common Stock requested to be registered by the Holders than the fraction of similar reductions imposed on such other persons over the amount of securities requested to be registered by such other persons. Nothing contained herein shall require Jayark to
          (a) reduce the amount of shares of Jayark Common Stock to be offered by Jayark in such offering for any reason or (b) include any shares of Jayark Common Stock of any Holder in any public offering for which a Registration Statement is or is proposed to be filed if such shares of Jayark Common Stock are, at the time of effectiveness of such Registration Statement, eligible to be sold under paragraph (k) of Rule 144 under the Securities Act. Nothing in this paragraph shall create any liability on the part of Jayark to any Holder if Jayark for any reason should decide not to file a Registration Statement or decide not to request that the Registration Statement be declared effective or otherwise elect not to consummate the public offering contemplated thereby. The rights hereunder are not transferable by any of the Banks and are subject to the condition that Holders desiring to include shares of Jayark Common Stock in the public offering agree to timely execute and deliver the underwriting agreement to be executed and delivered by Jayark and the other sellers, if any, in connection with such public offering.



June 22, 1995
Page 14

     3. The obligations of Jayark to each Holder under the preceding paragraphs 1 and 2 are and shall be subject to compliance by such Holder with the following undertakings by such Holder:

          (a) to cooperate with Jayark in its compliance with all federal and state securities laws, including without limitation providing such information and signing such documents as are necessary to effect registration;

          (b) to pay (i) in the case of a Demand Registration, all related costs, fees and expenses incurred by Jayark and (ii) in the case of a Demand Registration or any other registration, such Holder's pro rata portion (calculated on the basis of the ratio of the aggregate offering price attributable to the shares of such Holder being registered and sold in relation to the aggregate offering price attributable to the total number of securities being registered and sold, including securities being registered and sold by other selling stockholders) of the underwriting discounts and selling commissions and to pay all the fees and disbursements of such Holder's counsel; and

          (c) in addition to all other transfer restrictions otherwise provided for, unless otherwise agreed in writing by Jayark, not to sell or otherwise dispose of any shares of Jayark Common Stock (other than the shares covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the Registration Statement) owned by such Holder for a period of



June 22, 1995
Page 15
               the shorter of (i) the lock-up period applicable to Jayark or
               (ii) one hundred twenty (120) days following the effective date of such Registration Statement.

     4. Jayark will indemnify each Holder (or contribute if indemnification is unenforceable) with respect to any loss, damage, claim, liability or expense suffered or incurred by such Holder as a result of any material misrepresentation or alleged material misrepresentation or any material omission or alleged material omission in any relevant prospectus furnished by Jayark in connection with, or in, any such Registration Statement except with regard to information expressly furnished by such Holder for inclusion therein, as to which such Holder shall indemnify (or contribute) with respect to any loss, damage, claim, liability or expense suffered or incurred by Jayark on the same terms as aforesaid.

                              JAYARK CORPORATION


                              By:  /s/ David L. Koffman
                                  -------------------------------

                              Name:David L. Koffman







                                                  , 1995



LCL International Traders, Inc.
1150 Motor Parkway
Central Islip, New York 11722



                       FACTORING AGREEMENT
                       -------------------


Gentlemen:

     We are pleased to confirm the terms and conditions that are to govern our collected funds accounting, factoring arrangement with you.

     1. You hereby sell, transfer and assign to us, and we agree to purchase as absolute owner, all of your accounts receivable created by or arising from all of your sales of goods or rendition of services (herein "Accounts"). This includes without limitation, all Accounts arising from sales made under any of your trade names or styles or through any of your divisions.

     2. Credit approval on all orders, as they are received from your customers, is to be requested from our Credit Department via computer under our Order Maintenance Automated Credit System ("OMACS"). This includes orders submitted by either: (i) On-Line Terminal Access, or (ii) Electronic Batch Transmissions. All orders from your customers are to be submitted to us for credit approval in accordance with the procedures more particularly described in either the Client Guide for On-Line Terminal Access or the Client Guide for
           ----------------------------------------        ----------------

Electronic Batch Transmissions (herein the "Guides").  The entire Credit Risk
- ------------------------------

(customer's failure to pay an invoice in full when due at its maturity because of its financial inability to pay) will be assumed by us on each shipment which our Credit Department has approved in writing, and as to which the customer actually receives and finally accepts delivery of the goods. Without our prior written consent, you will not change the amount, terms or shipping dates of any invoice, whether or not approved by us as to credit, or grant any other indulgence with respect thereto. Credit approval with respect to any shipment of goods may be withdrawn any time before, but not after shipment is made and shall be effective only if delivery is made within thirty (30) days from the date specified in the approved order, or within thirty (30) days from the date of approval (if no delivery date is specified). We shall have no liability whatsoever to you or to any person or firm for not approving, or withholding approval of, any credit to any customer. We shall send to you a computer generated Order Confirmation Report (the "Report") each day, for orders entered that day, which will indicate credit approvals by our Credit Department, or other disposition. This Report shall constitute the official record of our written credit approvals. All information and exhibits contained in the Guides or on any screen accessed by you or any print-outs, reports, statements or notices received by you (herein "Information and Documentation") are, and shall remain, our exclusive property and shall be used only by you for the training, reference and business use of authorized personnel within your organization and for the processing of factoring related transactions between you and us. Further, the Guides and any Information or Documentation shall not be disclosed to or used by anyone other than you (nor by any unauthorized party whatsoever), in whole or part, except after obtaining the express written permission of an authorized officer of the undersigned. Although we will make every effort to assure the correctness of the Information and Documentation, we make no representations or warranties, express or implied, with respect to the Information or Documentation or its intended use.

     3. All of your invoices shall bear a notice that the Account has been assigned to, is owned by, and is payable only to us. All invoices shall be mailed by you to your customers at your expense. You will give us copies of all invoices with such confirmation of the transfer of Accounts to us and such proof of shipment or delivery as we may require. We are authorized to regard your printed name or rubber stamp signature on confirmatory assignment schedules, or invoices as the equivalent of a manual signature by one of your authorized officers or agents. Should you for any reason defer shipment of goods which you have sold and invoiced to a customer, you will: so note on the copies of invoices submitted to us; submit all other relevant details to us; and comply with any conditions we deem necessary as a prerequisite to our handling these Accounts on our books.

     4. You hereby represent and warrant that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by you in the ordinary course of your business; the goods and inventory being sold and the Accounts created are your exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than in our favor; your customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense or counterclaim; all amounts are due in United States Dollars; all original invoices bear notice of the assignment to us; any taxes or fees relating to your Accounts or goods are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, parent or affiliated company of yours. You also warrant and represent that you are a duly organized and validly existing corporation and are qualified in all states where necessary. You agree to maintain such books and records regarding Accounts as we may require and agree that they will reflect our interest in the Accounts. All of your books and records will be available to us at reasonable business hours, and you agree to furnish us with such other information regarding your business affairs and financial condition, all as we may require from time to time. You further agree promptly to notify us of any change in your name, place of business or corporate structure.

     5. We shall purchase the Accounts at the gross amount of the respective invoices, less any trade and cash discounts (based on the longest or shortest terms allowable to your customers, as we elect), and less credits and allowances (the "Net Sales"). Trade and cash discounts shall be considered applicable to postage, freight and incidental charges, as well as to the price of the goods. Net Sales factored with us each month shall be posted to your account as of the date we receive confirmatory assignment schedules.

     6. We may at your request, make advances to you against the Net Sales prior to the collection thereof, subject to our right to hold any reserve we deem necessary as security for payment and performance of any and all of your Obligations as herein defined. Any advances which may be made to you prior to shipment, and any debit balances whatsoever in your account shall be payable to us on demand. Checks and other proceeds of Net Sales, as are received by us in payment of Accounts, will be posted to your account with us; however, we shall debit your account monthly with the cost of four (4) additional business days on all such amounts computed at the rate set forth in paragraph 13 hereof.

     7. The amount of Net Sales for any Account shipped at our Credit Risk (as hereinabove provided), which remains unpaid due solely to Credit Risk, will be credited to your account with us:

          (a) as of the date of the Account's longest maturity, if such customer: makes an assignment for the benefit of creditors; files or has filed against it a petition under any bankruptcy or insolvency act; calls a meeting of its creditors; institutes any proceeding to compromise or adjust its debts; or if any proceeding is instituted by or against such customer for relief under any State or Federal bankruptcy or insolvency law; or if a receiver or trustee is appointed for the customer; or

          (b) as of the last day of the third month following its longest maturity date, if such Account remains unpaid as of said date without the happening of any of the events specified in (a) hereinabove.

Should it subsequently be determined that any such Account credited to you hereby remained unpaid due to any reason other than Credit Risk, we shall have the right to reverse the credit, and debit your account accordingly.

     8. You agree to notify us promptly of any matters affecting the value enforceability or collectability of any Account and of all customer disputes, offsets, defenses, counterclaims, returns and rejections. You agree to issue credit memoranda promptly (with duplicates to us) upon accepting returns or granting allowances, and may continue to do so until we have notified you that such credits or allowances are to be made only after our prior written approval.
 We shall cooperate in the adjustment of any such customer disputes, but we may at any time charge your account as of the due date of the invoice, with the amount of (a) each Account with respect to which any alleged customer dispute, offset, defense, deduction or counterclaim is asserted or which is not paid in full at maturity for any reason other than Credit Risk (including, but not limited to, non-payment due to acts of God, civil strife, war and the like); (b) each Account upon which we do not have the Credit Risk at the time of shipment and which is not paid in full at maturity; and (c) any Account as to which there is any breach of warranty. Such charge shall not constitute a reassignment to you of the Account involved. It is further agreed that any deduction taken by a customer shall be immediately charged back to your account. We shall also be entitled to charge your account with: amounts we receive in payment of Accounts at your Credit Risk and which thereafter we are required to turnover or return; any and all expenses and attorneys' fees incurred by us in collecting or attempting to collect any Accounts charged back to you, or any Obligation hereunder; and any expenses incurred by us as a result of customer checks that are not paid upon presentment for any reason. Further, we shall be entitled to charge your account a reasonable fee for each Account at your Credit Risk which we may place with a collection agency or attorney for collection.

     9. After the end of each month, we shall send you an Account Current statement showing the accounting for the Net Sales, charges, advances and other transactions occurring between us during that month. The monthly statements shall be deemed correct and binding upon you and shall constitute an account stated between us, unless we receive a written statement of your exceptions within thirty (30) days after same is mailed to you.

     10. Without the necessity of further formality or writing, you hereby transfer, assign and grant to us a lien on and security interest in all of your right, title and interest in and to all of your now existing and future (a) Accounts (whether or not specifically assigned or factored hereunder), any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all federal, state and local income tax refunds, and all forms of obligations owing to you; (b) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all of the foregoing. (It is however understood that we shall have no obligation to perform in any respect, any contracts relating to any Accounts). You agree to comply with all appropriate laws in order to perfect our interest in the collateral pledged hereunder, and to execute any financing statements or additional documents, as we may require, to effectuate the foregoing and to carry out this Agreement. We are hereby authorized by you to file any financing statements covering the collateral whether or not your signature appears thereon.

     11. The lien and security interest hereunder and any lien or security interest that we may have in any of your other assets or property, shall secure payment and performance of all your now existing and future indebtedness or obligations to us, whether absolute or contingent and whether arising hereunder or under any other agreement or arrangement between us, or by operation of law or otherwise, including without limitation, indebtedness for goods or services purchased by you from any concern whose accounts receivable are factored or financed by us and indebtedness arising under any guaranty made by you to us (herein "Obligations"). Any reserves or balances to your credit and any other property or assets of yours in our possession may be held by us as security for any Obligations. We may in our discretion, charge any or all of the Obligations to your account at any time and from time to time.

     12. As owners and assignees of the Accounts, we shall have the right to bring suit, in your name or ours, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in your name or ours. Any checks, cash, notes or other instruments or property received by you with respect to any Accounts shall be held by you in trust for us, separate from your own property and funds, and immediately turned over to us with proper assignments or endorsements. We may endorse or sign your name or ours on any checks or other instruments with respect to Accounts or the goods covered thereby. All returned, reclaimed or repossessed merchandise or goods shall be set aside by you, marked with our name and held by you for our account as owner, and you shall notify us promptly of all such goods. If we so request, you agree promptly to pay us the invoice price thereof, or if we so elect you will deliver such merchandise or goods to us or sell same for our account. We shall however have the right to sell or otherwise dispose of such goods on terms acceptable to us without notice to you. You further agree to make your records, files and books of account available to us on request and that we may visit your premises during normal business hours to examine such records, files and books of account and to make copies of extracts thereof and to conduct such examinations as we deem necessary. In order to cover any costs and expenses we may incur in connection with performing any such examinations, we shall be entitled to charge your account a fee for each day or part thereof in which the examination is conducted, plus any additional out-of-pocket costs and expenses we incur as a result of conducting said examination.

     13. Interest shall be calculated at the rate of ten percent (10%) per annum, based on the nine percent (9%) per annum "Chemical Rate" as of June 1, 1995. The Chemical Rate is the rate of interest publicly announced by Chemical Bank in New York, New York from time to time as its prime rate. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers.) In the event of any change in the aforesaid Chemical Rate, the rate of interest hereunder shall change 1/4 of 1% for each 1/4 of 1% change in the Chemical Rate, as of the first of the month following any such change. Interest shall be calculated based on a 360 day year. Interest shall be charged on: all advances, all charges hereunder, and any debit balance in your account.

     14. For our services hereunder, we shall be entitled to a commission of three-quarters of one percent (.75%) on the gross face amount of all Accounts factored with us during each calendar month. The commission shall be due and charged to your account as of the 15th day of that month. In no event shall the minimum commission on each invoice evidencing an Account purchased by us be less than $4.00.

     15. Any collected credit balance on our books in your advance account shall be credited with interest at a rate four percent (4%) per annum below the Chemical Rate being used to calculate interest hereunder for the period.

     16. We shall be entitled to charge your account with all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including without limitation, all reasonable fees and expenses of our attorneys (whether in-house or outside counsel), all search fees, the cost of all public record filings and wire transfer charges. We shall also be entitled to charge your account, in our discretion, with a reasonable fee for all trial balances and sales summaries we prepare at your request, and for the use by you of the on-line computer services described in paragraph 2 hereof, which fee for computer usage is presently $20.00 per hour, or any part of an hour. Further, a fee will be charged to your account for each new customer set-up on our accounts receivable data base, as follows: a fee of $10.00 will be charged when you submit an order or invoice for any customer that has not had any activity with us for at least eighteen
(18) months prior thereto and is not established on our files; and a fee of $5.00 will be charged when you submit an order or invoice for any customer that has not had any activity with us on your account for at least eighteen (18) months, but has been active during such period with respect to other clients of ours; provided, however, that no fees will be charged for new customer set-ups during the first six (6) months from the date of this Agreement. All fees and charges referred to in this paragraph may be changed by us from time to time on notice to you.

     17. You may terminate this Agreement only as of any Anniversary Date, as herein defined, and then only by giving us at least sixty (60) days prior written notice of termination. We may terminate this Agreement at any time by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given. This Agreement continues uninterrupted unless terminated as herein provided. As used herein the term "Anniversary Date" shall mean the date occurring one year from the date hereof and the same date in every year thereafter. Unless sooner demanded, all of your Obligations shall become due and payable as of any termination and, pending a final accounting, we may withhold any balances in your account unless supplied with an indemnity satisfactory to us to cover all of your Obligations, whether absolute or contingent. All our rights and security hereunder shall continue after any termination until all Obligations have been paid and satisfied in full. We may terminate this agreement immediately upon the occurrence of any of the following: cessation of your business or the calling of a meeting of your creditors; failure to meet your debts as they mature; the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; breach by you of any warranty or covenant contained herein; or your failure to pay any of the Obligations when due. In any such event, we may remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or we may use (at your expense) such of your personnel, supplies or space at your place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon. Also in any such event we may without advertisement, sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, goods or other property, held by you or by us for our account, at public or private sale, for cash, on credit or otherwise at our sole option and discretion, and we may bid or become purchasers at any such sale, free from any right of redemption which is hereby expressly waived by you. (If notice of intended disposition of any said collateral is required by law five days notice shall constitute reasonable notification.) The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including attorneys' fees) shall be applied by us to the payment of your Obligations to us, whether due or to become due in such order as we may elect and you shall remain liable to us for any deficiencies.

     18. This constitutes the entire agreement between us; supersedes any prior agreements; can be changed only by a writing signed by both of us; and shall bind and benefit each of us and our respective successors and assigns. Our failure or delay to exercise any right hereunder shall not constitute a waiver thereof or bar us from exercising any of our rights at any time; nor shall any course of dealing between us change or modify this Agreement. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.
     19. If any provision of this Agreement, including, without limitation, any provision relating to charges constituting interest payable by you under this Agreement, is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     20. TO THE EXTENT PERMITTED BY APPLICABLE LAW, YOU AND WE EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN US OR TO WHICH WE ARE BOTH PARTIES.


     If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement shall take effect as of the date set forth above after being accepted below by one of our officers in New York, after which, we shall forward your copy to you with signatures completed for your files.

                              Very truly yours,

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By
                                --------------------------------------
                                 Name:
                                 Title:
Read and Agreed to:

LCL INTERNATIONAL TRADERS, INC.

By
  -----------------------------------
   Name:
   Title:
                              Accepted at New York, New York


                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By
                                --------------------------------------

                                 Name:












                                                       , 1995



LCL International Traders, Inc.
1150 Motor Parkway
Central Islip, New York 11722

                  INVENTORY SECURITY AGREEMENT
                  ----------------------------


Gentlemen:

1. As security for the prompt payment in full of all loans and advances made and to be made to you from time to time by us, in conjunction with the factoring or accounts receivable financing agreement between us, as amended from time to time (herein the "Agreement"), as well as to secure the payment in full of the other Obligations (hereinafter defined), you hereby pledge and grant to us a continuing general lien upon and security interest in (herein "Security Interest") the following described "Collateral":

     All present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located,




     together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all proceeds of whatever sort.

2. This agreement is being executed by you to induce us to make loans or advances to you or otherwise to extend credit or financial accommodations to you, or to induce us to enter into or continue a factoring or financing arrangement with you, and is executed in consideration of our doing or having done any of the foregoing. You agree that any of the foregoing shall be done or extended by us in our sole discretion, and shall be deemed to have been done or extended by us in consideration of and in reliance upon the execution of this agreement, but that nothing herein shall obligate us to do any of the foregoing.

3. The amount of the loans and advances made or to be made by us to you, and the period of time during which they are to remain outstanding shall at all times be in our sole discretion. The ratio of Collateral to such loans and advances and to the other Obligations referred to herein must be satisfactory to us at all times, and the valuation of the Collateral is to be determined exclusively by us. We are to be at liberty, from time to time, without responsibility or liability to you, to revise any limit placed by us on loans and advances or other Obligations.

4. In addition to the loans and advances made or to be made by us to you or to others for your account, "Obligations" shall include any and all indebtedness which may at any time be owing by you to us howsoever arising. Obligations shall include, without limitation, all indebtedness whether now in existence or incurred by you from time to time hereafter; whether secured by pledge, lien upon or security interest in any of your assets or property other than the Collateral herein described, or by pledge, lien upon or security interest in the assets or property of any other person, firm, entity or corporation (herein "person"); whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether you are liable to us for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include, without limitation, your liability to us for any balances owing in any account maintained on our books under the Agreement or under any other agreement or arrangement now or hereafter entered into between us; indebtedness for goods or services purchased by you from any concern whose accounts receivable are factored or financed by us; your liability to us as maker or endorser on any promissory note or other instrument for the payment of money; your liability to us under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which we may make or issue to others for your account, including any accommodation extended with respect to applications for letters of credit, our acceptance of drafts or our endorsement of notes or other instruments for your account and benefit. Obligations shall also include, without limitation, all interest, commissions, financing and service charges, and expenses and fees chargeable to and due from you under this agreement, the Agreement or any other agreement or arrangement which may be now or hereafter entered into between us.

5. The Security Interest in the Collateral, unless expressly limited by the provisions of paragraph 1 above, shall extend and attach to:

     (a) The entire Collateral which is presently in existence and which is owned by you or in which you have any interest, and all Collateral which you may purchase or in which you may acquire any interest at any time and from time to time in the future, whether such Collateral is in transit or in your or our constructive, actual or exclusive occupancy or possession or otherwise, or is held by you or others for your account; and

     (b) The entire Collateral wherever located, including without limitation, all Collateral which may be located on your premises, or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters, processors, or other third persons who may have possession of the Collateral; and

     (c) The entire Collateral and any portion thereof which may be returned, rejected, reclaimed or repossessed by either of us from your customers, as well as to all supplies, goods, incidentals, packaging materials, and any other items which contribute to the finished goods or products manufactured or processed by you, or to the sale, promotion or shipment thereof.

6. You agree to safeguard, protect and hold all Collateral for our account and make no disposition thereof except in the regular course of your business as herein provided. Until we have given you notice to the contrary, any Collateral which we may from time to time permit to remain in your or another person's possession or control, may be sold and shipped by you to your customers in the ordinary course of your business, on open account and on terms not exceeding the terms currently being extended by you to your customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, assigned, endorsed, and turned over and delivered to us in accordance with the provisions of the Agreement. We shall have the right to withdraw this permission at any time, in which event no further disposition shall be made of the Collateral without our prior written approval. Invoices covering sales of Collateral are to be assigned to us in accordance with the provisions of the Agreement, and the proceeds thereof (if collected by you) are to be turned over to us in accordance with the provisions of the Agreement. Cash sales of the Collateral, or sales in which a lien upon or security interest in the Collateral is retained by you shall only be made by you with our written approval, and all proceeds of such sales shall not be commingled with your other property, but shall be segregated, held by you in trust for us as our exclusive property, and shall be delivered immediately by you to us in the identical form received by you. Upon the sale, exchange, or other disposition of the Collateral, as herein provided, the Security Interest provided for herein shall without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition.
      As to any such sale, exchange or other disposition, we shall have all of the rights of an unpaid seller, including stopping in transit, replevin, rescission and reclamation.

7. You hereby warrant and represent that you are solvent; that this Security Interest constitutes and shall at all times constitute a first and only lien on the Collateral; that you are, or will be at the time additional Collateral is acquired by you, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a Security Interest therein, free and clear of any and all claims or liens in favor of others; that you will at your expense forever warrant and, at our request, defend the same from any and all claims and demands of any other person;




     and that you will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds, in favor of any other person.

8. You agree to maintain books and records pertaining to the Collateral in such detail, form and scope as we shall require. You agree that we or our agents may enter upon your premises at any time, and from time to time for the purpose of inspecting the Collateral and any and all records pertaining thereto. You agree to notify us promptly of any change in your name, mailing address, principal place of business or the location of the Collateral. You are also to advise us promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which would have a material effect on the value of the Collateral or on the Security Interest granted to us herein.

9. You agree to: execute and deliver to us, from time to time, solely for our convenience in maintaining a record of the Collateral, such consignments or separate written statements as we may require, designating, identifying or describing the Collateral pledged to us hereunder. Your failure, however, to promptly give us such consignments, or other statements shall not affect, diminish, modify or otherwise limit our Security Interest in the Collateral.

10. You agree to comply with the requirements of all state and federal laws in order to grant to us a valid and perfected first Security Interest in the Collateral. We are hereby authorized by you to file any financing statements covering the Collateral whether or not your signature appears thereon. You agree to do whatever we may request, from time to time, by way of; leasing warehouses; filing notices of lien, financing statements, amendments, renewals and continuations thereof; cooperating with our custodians; keeping stock records; transferring Collateral to our possession; obtaining waivers from landlords and mortgagees; and performing such further acts as we may require in order to effect the purposes of this agreement.

11. You agree to maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to us. All policies covering the Collateral are to be made payable to us, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as we may require to fully protect our interest in the Collateral and to any payments to be made under such policies. All original policies are to be delivered to us, premium prepaid, with the loss payable endorsement in our favor, and shall provide for not less than ten days prior written notice to us of the exercise of any right of cancellation. At your request, or if you fail to maintain such insurance, we shall arrange for such insurance, but at your expense and without any responsibility on our part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Unless we shall otherwise agree with you in writing, we shall have the sole right, in our name or yours, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.




12. You agree to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed thereunder which in our opinion might create a valid obligation having priority over the rights granted to us herein, we may, without notice to you, but on your behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to us on demand. Any and all fees, costs and expenses, of whatever kind and nature, (including any taxes, attorneys' fees or costs for insurance of any kind), which we may incur in filing public notices; in preparing or filing documents, making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral; in enforcing or foreclosing the Security Interest hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or related to our transactions with you under this arrangement, shall be borne and paid by you. If same are not promptly paid by you, we may pay same on your behalf, and the amount thereof shall be an Obligation secured hereby and due to us on demand.

13. You agree to comply with all acts, rules, regulations, and orders of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of your business; provided that you may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in our opinion, adversely affect our rights or priority in the Collateral hereunder.

14. On a breach by you of any of the terms or provisions of this agreement, the Agreement or any other agreement or arrangement now or hereafter entered into between us; or on the effective date of a termination of the Agreement; or on the nonpayment when due of any Obligation owing to us, whether or not the Agreement shall continue; or upon your committing an act of bankruptcy, making a general assignment for the benefit of creditors; or there is filed by or against you a petition in bankruptcy or for the appointment of a receiver; or there is commenced under any bankruptcy or insolvency law, any proceeding for your relief or for the composition, extension, arrangement or adjustment of any of your obligations; or your business is discontinued as a going concern; then we shall have the right, with or without notice to you, to foreclose the Security Interest created herein by any available judicial procedure, or to take possession of the Collateral without judicial process, and to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral. We shall have the right without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in your name or in ours, or in the name of such party as we may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as we in our sole discretion may deem advisable, and we shall have the right to purchase at any such sale. If notice of intended disposition of any said Collateral is required by law, five (5) days notice shall constitute reasonable notification. If any Collateral shall require maintenance, preparation, or is in process or other unfinished state, we shall have the right, at our option, to do such preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable form as we shall deem appropriate. You agree, at our request, to assemble the Collateral and to make it available to us at places which we shall select, whether at your premises or elsewhere, and to make available to us your premises and facilities for the purpose of our taking possession of, removing or putting the Collateral in saleable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing, preparing for sale, selling, and the like, and then to the satisfaction of your Obligations to us, application as to particular Obligations or as to principal or interest to be in our sole discretion. You shall be liable to us for, and shall pay to us on demand, any deficiency which may remain after such sale, lease or other disposition, and we in turn agree to remit to you, or your successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

15. The rights and Security Interest granted to us hereunder are to continue in full force and effect, notwithstanding the termination of the Agreement or the fact that the principal account maintained in your name on our books may from time to time be temporarily in a credit position, until the final payment to us in full of all Obligations due to us by you. Our delay, or omission to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by us. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

16. To the extent that your Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guarantee, endorsement, assets or property of any other person, then we shall have the right in our sole discretion to determine which rights, security, liens, security interests or remedies we shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or of any of our rights hereunder.

17. This agreement, which is subject to modification only in writing signed by us, is supplementary to and is to be considered as part of the Agreement. No course of dealing between us shall change or modify this agreement. The validity, interpretation and enforcement of this agreement shall be governed by the laws of the State of New York.

18. If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this agreement. The agreement shall take effect as of the date set forth above, after being accepted below by one of our officers in New York State, after which, we shall forward a copy to you with signatures completed for your files.

                              Very truly yours,

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By
                                --------------------------------------
                                 Name:
                                 Title:

Read and Agreed to:




LCL INTERNATIONAL TRADERS, INC.

By
  ----------------------------
   Name:
   Title:

                              Accepted at New York, New York


                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By
                                --------------------------------------
                                 Name:










                                                                 , 1995
                                       --------------------------


LCL International Traders, Inc.
1150 Motor Parkway
Central Islip, NY 11722

Gentlemen:

We refer to the following:

   1. The Factoring Agreement between Liberty Bell Christmas, Inc. (a Delaware corporation) ("Liberty Bell") and us dated July 16, 1990, as supplemented and amended (the "Liberty Bell Factoring Agreement");

   2. The Factoring Agreement between Ivy Mar Co., Inc. (a Delaware corporation) ("Ivy Mar") and us dated July 16, 1990, as supplemented and amended (the "Ivy Mar Factoring Agreement");

   3. The Factoring Agreement between Creative Home Products, Inc. ("Creative Home") and us dated December 20, 1991, as supplemented and amended (the "Creative Home Factoring Agreement"); and



                                         -2-
   4. The Factoring Agreement between LCL International Traders, Inc. ("LCL") and us dated as of the date hereof, as supplemented and amended (the "LCL Factoring Agreement").

We understand that effective                , 1995 (the "Effective Date"),
                             ---------------
Liberty Bell, Ivy Mar, and Creative Home have sold, assigned, transferred and conveyed to LCL all of their right, title and interest in certain of their assets that were sold and assigned to us or in which we were granted a security interest pursuant to the Liberty Bell Factoring Agreement, the Ivy Mar Factoring Agreement, and the Creative Home Factoring Agreement. In addition, as of the Effective Date, Liberty Bell, Ivy Mar, and Creative Home have ceased making sales to their customers and LCL will begin making sales to such customers and otherwise carry on the businesses previously carried on by Liberty Bell, Ivy Mar, and Creative Home.

By this letter, it is hereby confirmed as follows:


   (i) As of the Effective Date, LCL shall assume any and all indebtedness, liabilities and obligations now or hereafter owing to us by Liberty Bell, Ivy Mar, and Creative Home.

   (ii) As of the Effective Date, any and all liens, encumbrances, collateral, security interest, mortgages, transfers and any and all assignments of any right, claim or interest in and to property of any nature whatsoever, heretofore given or granted to us by Liberty Bell under the Liberty Bell Factoring Agreement, Ivy Mar under the Ivy Mar Factoring Agreement, and Creative Home under the Creative Home Factoring Agreement, shall be assumed by LCL and shall continue without



                                         -3-
         interruption in full force and effect, and shall apply to any and all such property now or hereafter owned by LCL, including without limitation, all such property acquired from Liberty Bell, Ivy Mar, and Creative Home.

   (iii) As of the Effective Date, LCL shall be substituted as a party to the Liberty Bell Factoring Agreement, the Ivy Mar Factoring Agreement, and the Creative Home Factoring Agreement with the same force and effect as if these agreements had been entered into between LCL and us, and it shall assume all of the obligations and succeed to all of the rights of Liberty Bell, Ivy Mar, and Creative Home under the foregoing agreements. All sales made by LCL on or after the Effective Date shall be factored with us pursuant to the terms and conditions of the LCL Factoring Agreement.

   (iv) As of the Effective Date, all accounts of Liberty Bell, Ivy Mar, and Creative Home on our books shall be transferred to LCL.

   (v) You agree to make available to us, at our request, any and all documents demonstrating the transfer of assets to, and assumption of liabilities by, Liberty Bell, Ivy Mar, and
         Creative Home, and to execute any and all documents necessary to continue, without interruption, our liens and security interests as described above.

Further, we ask LCL, Liberty Bell, Ivy Mar, and Creative Home to represent and warrant to us, by each executing and returning to us a copy of this letter, that:



                                         -4-
(a) Each of them has the corporate power and authority to execute and perform this agreement and, in the case of LCL, the Liberty Bell Factoring Agreement, the Ivy Mar Factoring Agreement, and the Creative Home Factoring Agreement, and performance by each of them of this agreement and, in the case of LCL, the Liberty Bell Factoring Agreement, the Ivy Mar Factoring Agreement, and the Creative Home Factoring Agreement, will not result in the violation of, or cause a default under any other agreement to which it is a party;

(b) Execution and performance of this agreement and, in the case of LCL, the Liberty Bell Factoring Agreement, the Ivy Mar Factoring Agreement, and the Creative Home Factoring Agreement, has been authorized by all necessary corporate action.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter. We have asked Liberty Bell, Ivy Mar, and Creative Homes to sign below to acknowledge their confirmation of, and agreement with, the foregoing.


This agreement may be executed in any number of counterparts, all of which together shall constitute one and the same document.

                              Very truly yours,

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.


                              By
                                ----------------------------------------
                                Name:



                                         -5-
Read and Agreed to:                   Title:

LCL INTERNATIONAL TRADERS, INC.


By
  -------------------------------
   Name:
   Title:

Confirmed:


LIBERTY BELL CHRISTMAS, INC.
(a Delaware corporation)


By
  --------------------------------
   Name:
   Title:


IVY MAR CO., INC. (a Delaware corporation)


By
  -------------------------------
  Name:
  Title:



                                         -6-
CREATIVE HOME PRODUCTS, INC.


By
  --------------------------------
   Name:




                                                        , 1995
                              --------------------------



LCL International Traders, Inc.
1150 Motor Parkway
Central Islip, New York  11722

Gentlemen:

Reference is made to the Factoring Agreement between us dated as of the date hereof, as supplemented and amended (the "Agreement").

This shall confirm our mutual understanding and agreement that notwithstanding anything to the contrary contained in the Agreement, you may terminate the Agreement at any time upon written notice to us, provided that as of such termination date all Obligations (as defined in the Agreement) owing to us are paid in full, except and to the extent that such Obligations are covered by an indemnity agreement, substantially in the form of the industry standard indemnity agreement attached hereto as Exhibit A, that is supplied to us in connection with such termination from a financial institution reasonably acceptable to us to cover any such remaining Obligations, whether contingent or absolute; and provided further, that you shall pay to us a fee in the amount of $150,000.00, which fee shall be due and charged to your account as of such termination date. It is understood that unless the conditions set forth above are met, the Agreement may only be terminated as of the Anniversary Date in the manner set forth in the Agreement.

This shall also confirm our mutual understanding and agreement that if you should seek and obtain a lending facility from another financial institution in substitution of any advances that we may make pursuant to the Agreement, we shall execute any and all documents reasonably necessary and appropriate under the circumstances, in such form and substance as is in accordance with standard industry practice.

Except as herein specifically provided, the Agreement remains in full force and effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning to us the enclosed copy of this letter.

                              Very truly yours,

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By:
                                 --------------------------------
Read and Agreed to:                Name:
                              Title:
LCL INTERNATIONAL TRADERS, INC.

By:
    --------------------------
Name:
Title:



                            EXHIBIT A
                            ---------

                                                  , 19
                                                      --






                       LETTER OF INDEMNITY
                       ===================





============================
                              Re:
                     (herein the "Company")

Gentlemen:

l.   To induce you to terminate your factoring arrangements with the above-named
     Company as of                         (herein the "termination date"), and
                   -----------------------
     to limit your security interest in the accounts receivable of the Company, all as more fully set forth hereinafter, and in consideration of your doing the following as of said termination date:

          (if credit balance) transferring to us any balance standing to the credit of the Company on your books, which you
          estimate will be approximately $               ;
                                          ---------------

                               or



          (if debit balance) accepting our payment for the amount of any debit balance of the Company on your books which you
          estimate will be approximately $               , we agree to
                                          ---------------
          pay to you on demand:

          a. all amounts relating to accounts receivable factored by you on or prior to the termination date, and all amounts of interest, fees, expenses and any additions arising out of clerical errors and omissions, which you are or may hereafter be entitled to charge to the Company in accordance with your factoring contract with the Company;

          b. all amounts paid by you after the termination date pursuant to the guarantees, letters of credit and drafts, none of which may be amended in any way without our prior written consent in each
               instance, listed on the attached Schedule      (if
                                                         ----
               none, so state); and

          c. all amounts owing by the Company to you as of the termination date by reason of the Company's purchases of goods or services from any concern for whom you act as factor, as invoices therefore become due (herein "ledger debt").

Subject to the following provisions, your demands for any of the aforesaid amounts shall be conclusive upon us.

2.   Our obligations under this letter do not extend to:




          a. any accounts receivable approved by you as to credit which remain unpaid solely because of the financial inability of the customer to pay at maturity; or

          b. spurious accounts receivable which did not in fact arise from the actual sale of merchandise or the rendering of services, provided, however, that if you notify us promptly of any losses attributable to your factoring of any such spurious accounts, we shall pay you the amount thereof up to the amount of any credit balance transferred by you to us, less any other payments made or to be made by us to you under this letter.

3.   This agreement is entered into by us in reliance upon your representations
     that to your knowledge as of                :  (a) outstanding accounts
                                  ---------------
     receivable total approximately $               ; (b) of these accounts,
                                     ---------------
     approximately $                are with full recourse to the Company; (c)
                    ---------------
     of these accounts approximately $                represent known bill and
                                      ---------------
     hold sales and known consignment, sale on approval, or sale or return transactions; and (d) outstanding ledger debt does not exceed approximately
     $               .  In addition, you have further represented to us that to
      ---------------
     your knowledge (other than for discounts permitted by the payment terms of the accounts receivable) all disputes, claims, defenses, offsets or counterclaims which exist with respect to the outstanding accounts receivable are routine in nature, do not in any one instance involve more
     than $               , and do not exceed $                in aggregate,
           ---------------                     ---------------
     except as listed on the attached Schedule      (if none, so state).
                                               ----




4. You hereby release, as of the termination date, any and all security interests and liens which have heretofore been granted to you by the Company except as to accounts receivable factored by you on or prior to the termination date, any merchandise represented thereby (delivered or undelivered) and any proceeds thereof. Appropriate releases and termination statements are delivered herewith.

5. You agree to remit to us any amounts which the Company may be entitled to receive from you, from time to time, upon the adjustment of its account with you. If we so request, you agree to assign to us, without recourse, your rights in any accounts receivable for which we have made payment to you hereunder and any merchandise represented thereby, and you will supply us with appropriate supporting details thereof in your possession, including but not limited to copies of invoices, proofs of shipment and statements.

6. We agree to remit to you any collections that we may subsequently receive on any accounts receivable factored by you on or prior to the termination date; and you agree to remit to us any collections that you may subsequently receive on any other accounts receivable. Furthermore, you agree to remit to us any collections that you may subsequently receive on any accounts for which payment has been made by us to you. These obligations shall be irrevocable and shall survive the date set forth in Paragraph 8 below.

7. In the event that any payment which is the subject of remittance by one of us (the "Remitter") to the other (the "Recipient") pursuant to Paragraph 6 above is sought to be recovered by the payor or a representative thereof (including a trustee in bankruptcy or assignee for the benefit of creditors) on the grounds of preference, then the Remitter shall promptly so advise the Recipient in writing. Following the aforementioned written notice, the Recipient shall have the exclusive right and obligation, at its sole cost and expense, to contest, defend or settle such claim. The Recipient hereby indemnifies and holds the Remitter harmless from any loss or expense arising out of the assertion of such claim. This indemnification shall be irrevocable and survive the date set forth in Paragraph 8 below.

8.   Our liability hereunder shall embrace only claims in writing received by us
     on or prior to                 .  Your monthly account current shall
                    ----------------
     constitute such claim provided that you shall furnish us with such additional information and supporting details as we may reasonably request with respect thereto.

If the above correctly sets forth our agreement, please sign the enclosed copy of this letter below to so indicate.

                              Very truly yours,

                              THE CIT GROUP/COMMERCIAL SERVICES, INC.

                              By
                                --------------------------------------
                                 Name:
                                 Title:

Read and Agreed to:




By
  ----------------------------
   Name:
   Title:


To:  THE CIT GROUP/COMMERCIAL SERVICES, INC.


     In consideration of your executing and delivering to
                              (hereinafter referred to as the "Old Factor"), the
- -----------------------------
aforesaid letter substantially in the form set forth above, or with such changes in form as may be required to make it acceptable to Old Factor, we hereby agree to indemnify you and save you harmless from any loss, claim or liability in connection therewith and to pay you on demand any amount you pay pursuant to the provisions of such letter. Your obligation to make such payments shall be determined exclusively by you, notwithstanding any judgement we may express to the contrary, and all such payments shall be conclusive upon us insofar as you are concerned, but shall not prejudice our rights against Old Factor should we question the propriety of any demands made by it under the factoring contract or otherwise. Our signature hereon will further authorize Old Factor to transfer to you: any balance standing to our credit on its books, any assets of ours presently held by it and any payments to which you are entitled pursuant to the letter.

                                             (Client)

                              By
                                --------------------------------------
                                 Name:
                                 Title: